                                                                 EXHIBIT 10.6(a)

                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                          Dated as of October 25, 2000

                                      among

                                  PLEXUS CORP.,

                   the SUBSIDIARY BORROWERS FROM TIME TO TIME
                                 PARTIES HERETO,

                       THE INSTITUTIONS FROM TIME TO TIME
                           PARTIES HERETO AS LENDERS,

                               ABN AMRO BANK N.V.,
                              as Syndication Agent,

                               FIRSTAR BANK, N.A.,
                             as Documentation Agent,

                                       and

                                  BANK ONE, NA,
               (HAVING ITS PRINCIPAL OFFICE IN CHICAGO, ILLINOIS),
                             as Administrative Agent


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                         BANC ONE CAPITAL MARKETS, INC.,
                      AS LEAD ARRANGER AND SOLE BOOKRUNNER

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                                 SIDLEY & AUSTIN
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603


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




                                TABLE OF CONTENTS

                                                                                                               PAGE


ARTICLE I:  DEFINITIONS...........................................................................................1
     1.1.     Certain Defined Terms...............................................................................1
     1.2.     References.........................................................................................26
     1.3.     Supplemental Disclosure............................................................................26
     1.4.     Rounding and Other Consequential Changes...........................................................26

ARTICLE II:  REVOLVING LOAN FACILITY.............................................................................26
     2.1.     Revolving Loans....................................................................................26
     2.2.     Swing Line Loans...................................................................................27
     2.3.     Rate Options for all Advances; Maximum Interest Periods............................................29
     2.4.     Optional Payments; Mandatory Prepayments...........................................................29
     2.5.     Reduction/Increase of Commitments..................................................................30
     2.6.     Method of Borrowing................................................................................33
     2.7.     Method of Selecting Types, Currency and Interest Periods for Advances..............................33
     2.8.     Minimum Amount of Each Advance.....................................................................34
     2.9.     Method of Selecting Types, Currency and Interest Periods for Conversion and Continuation of
              Advances...........................................................................................34
     2.10.    Default Rate.......................................................................................35
     2.11.    Method of Payment..................................................................................36
     2.12.    Evidence of Debt...................................................................................37
     2.13.    Telephonic Notices.................................................................................37
     2.14.    Promise to Pay; Interest and Commitment Fees; Interest Payment Dates; Interest and Fee
              Basis; Taxes; Loan and Control Accounts............................................................38
     2.15.    Notification of Advances, Interest Rates, Prepayments and Aggregate Commitment Reductions..........44
     2.16.    Lending Installations..............................................................................44
     2.17.    Non-Receipt of Funds by the Administrative Agent...................................................45
     2.18.    Termination Date...................................................................................45
     2.19.    Replacement of Certain Lenders.....................................................................45
     2.20.    Judgment Currency..................................................................................46
     2.21.    Market Disruption; Calculation of Amounts..........................................................47
     2.22.    Subsidiary Borrowers...............................................................................47

ARTICLE III:  THE LETTER OF CREDIT FACILITY......................................................................48
     3.1.     Obligation to Issue Letters of Credit..............................................................48
     3.2.     Types and Amounts..................................................................................48
     3.3.     Conditions.........................................................................................49
     3.4.     Procedure for Issuance of Letters of Credit........................................................49
     3.5.     Letter of Credit Participation.....................................................................50
     3.6.     Reimbursement Obligation...........................................................................50
     3.7.     Letter of Credit Fees..............................................................................51


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
     3.8.     Issuing Bank Reporting Requirements................................................................51
     3.9.     Indemnification; Exoneration.......................................................................51

ARTICLE IV:  CHANGE IN CIRCUMSTANCES.............................................................................53
     4.1.     Yield Protection...................................................................................53
     4.2.     Changes in Capital Adequacy Regulations............................................................54
     4.3.     Availability of Types of Advances..................................................................55
     4.4.     Funding Indemnification............................................................................55
     4.5.     Lender Statements; Survival of Indemnity...........................................................55

ARTICLE V:  CONDITIONS PRECEDENT.................................................................................56
     5.1.     Initial Advances and Letters of Credit.............................................................56
     5.2.     Initial Advance to Each New Subsidiary Borrower....................................................57
     5.3.     Each Advance and Letter of Credit..................................................................58

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES......................................................................59
     6.1.     Organization; Corporate Powers.....................................................................59
     6.2.     Authority, Execution and Delivery; Loan Documents..................................................59
     6.3.     No Conflict; Governmental Consents.................................................................59
     6.4.     Financial Statements...............................................................................60
     6.5.     No Material Adverse Change.........................................................................60
     6.6.     Taxes..............................................................................................61
     6.7.     Litigation; Loss Contingencies and Violations......................................................61
     6.8.     Subsidiaries.......................................................................................61
     6.9.     ERISA..............................................................................................62
     6.10.    Accuracy of Information............................................................................63
     6.11.    Securities Activities..............................................................................63
     6.12.    Material Agreements................................................................................63
     6.13.    Compliance with Laws...............................................................................63
     6.14.    Assets and Properties..............................................................................64
     6.15.    Statutory Indebtedness Restrictions................................................................64
     6.16.    Insurance..........................................................................................64
     6.17.    Environmental Matters..............................................................................64
     6.18.    Representations and Warranties of each Subsidiary Borrower.........................................65
     6.19.    Foreign Employee Benefit Matters...................................................................67
     6.20.    Benefits...........................................................................................67

ARTICLE VII:  COVENANTS..........................................................................................67
     7.1.     Reporting..........................................................................................67
         (A)      Financial Reporting............................................................................67
         (B)      Notice of Default..............................................................................68
         (C)      Lawsuits.......................................................................................69
         (D)      ERISA Notices..................................................................................70
         (E)      Other Indebtedness.............................................................................70
         (F)      Other Reports..................................................................................71
         (G)      Environmental Notices..........................................................................71
         (H)      Amendments to Financing Facilities.............................................................71

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
         (I)      Other Information..............................................................................71
     7.2.     Affirmative Covenants..............................................................................71
         (A)      Existence, Etc.................................................................................71
         (B)      Corporate Powers; Conduct of Business..........................................................71
         (C)      Compliance with Laws, Etc......................................................................72
         (D)      Payment of Taxes and Claims; Tax Consolidation.................................................72
         (E)      Insurance......................................................................................72
         (F)      Inspection of Property; Books and Records; Discussions.........................................72
         (G)      ERISA Compliance...............................................................................73
         (H)      Maintenance of Property........................................................................73
         (I)      Environmental Compliance.......................................................................73
         (J)      Use of Proceeds................................................................................73
         (K)      Pledge Agreements; Subsidiary Guarantors.......................................................73
         (L)      Foreign Employee Benefit Compliance............................................................75
     7.3.     Negative Covenants.................................................................................75
         (A)      Subsidiary Indebtedness........................................................................75
         (B)      Sales of Assets................................................................................77
         (C)      Liens..........................................................................................77
         (D)      Investments....................................................................................78
         (E)      Contingent Obligations.........................................................................79
         (F)      Conduct of Business; Subsidiaries; Acquisitions................................................79
         (G)      Transactions with Shareholders and Affiliates..................................................80
         (H)      Restriction on Fundamental Changes.............................................................81
         (I)      Sales and Leasebacks...........................................................................81
         (J)      Margin Regulations.............................................................................81
         (K)      ERISA..........................................................................................81
         (L)      Corporate Documents............................................................................82
         (M)      Fiscal Year....................................................................................82
         (N)      Subsidiary Covenants...........................................................................82
         (O)      Hedging Obligations............................................................................82
         (P)      Issuance of Disqualified Stock.................................................................82
         (Q)      Non-Guarantor/Non-Pledged Subsidiaries.........................................................83
     7.4.     Financial Covenants................................................................................83
         (A)      Maximum Leverage Ratio.........................................................................83
         (B)      Minimum Interest Expense Coverage Ratio........................................................83

ARTICLE VIII:  DEFAULTS..........................................................................................83
     8.1.     Defaults...........................................................................................83
         (A)      Failure to Make Payments When Due..............................................................83
         (B)      Breach of Certain Covenants....................................................................84
         (C)      Breach of Representation or Warranty...........................................................84
         (D)      Other Defaults.................................................................................84
         (E)      Default as to Other Indebtedness...............................................................84
         (F)      Involuntary Bankruptcy; Appointment of Receiver, Etc...........................................84
         (G)      Voluntary Bankruptcy; Appointment of Receiver, Etc.............................................85
         (H)      Judgments and Attachments......................................................................85
         (I)      Dissolution....................................................................................85

         (J)      Loan Documents.................................................................................85
         (K)      Termination Event..............................................................................86
         (L)      Waiver of Minimum Funding Standard.............................................................86
         (M)      Change of Control..............................................................................86
         (N)      Environmental Matters..........................................................................86
         (O)      Guarantor Revocation...........................................................................86
         (P)      Receivables Purchase Documents Events..........................................................86

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES..................................86
     9.1.     Termination of Commitments; Acceleration...........................................................86
     9.2.     Defaulting Lender..................................................................................87
     9.3.     Amendments.........................................................................................88
     9.4.     Preservation of Rights.............................................................................90

ARTICLE X:  GUARANTY.............................................................................................90
     10.1.    Guaranty...........................................................................................90
     10.2.    Waivers; Subordination of Subrogation..............................................................90
     10.3.    Guaranty Absolute..................................................................................91
     10.4.    Acceleration.......................................................................................92
     10.5.    Marshaling; Reinstatement..........................................................................92
     10.6.    Termination Date...................................................................................93

ARTICLE XI:  GENERAL PROVISIONS..................................................................................93
     11.1.    Survival of Representations........................................................................93
     11.2.    Governmental Regulation............................................................................93
     11.3.    Performance of Obligations.........................................................................93
     11.4.    Headings...........................................................................................94
     11.5.    Entire Agreement...................................................................................94
     11.6.    Several Obligations; Benefits of this Agreement....................................................94
     11.7.    Expenses; Indemnification..........................................................................94
     11.8.    Numbers of Documents...............................................................................96
     11.9.    Accounting.........................................................................................96
     11.10.   Severability of Provisions.........................................................................97
     11.11.   Nonliability of Lenders............................................................................97
     11.12.   GOVERNING LAW......................................................................................97
     11.13.   CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL............................................97
     11.14.   Other Transactions.................................................................................99
     11.15.   No Strict Construction.............................................................................99
     11.16.   Subordination of Intercompany Indebtedness.........................................................99
     11.17.   Lender's Not Utilizing Plan Assets................................................................100

ARTICLE XII:  THE ADMINISTRATIVE AGENT..........................................................................101
     12.1.    Appointment; Nature of Relationship...............................................................101
     12.2.    Powers............................................................................................101
     12.3.    General Immunity..................................................................................101
     12.4.    No Responsibility for Loans, Creditworthiness, Recitals, Etc......................................101

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
     12.5.    Action on Instructions of Lenders.................................................................102
     12.6.    Employment of Administrative Agent and Counsel....................................................102
     12.7.    Reliance on Documents; Counsel....................................................................102
     12.8.    The Administrative Agent's Reimbursement and Indemnification......................................102
     12.9.    Rights as a Lender................................................................................103
     12.10.   Lender Credit Decision............................................................................103
     12.11.   Successor Administrative Agent....................................................................103
     12.12.   No Duties Imposed Upon Syndication Agent, Documentation Agent or Arranger.........................103

ARTICLE XIII:  SETOFF; RATABLE PAYMENTS.........................................................................104
     13.1.    Setoff............................................................................................104
     13.2.    Ratable Payments..................................................................................104
     13.3.    Application of Payments...........................................................................104
     13.4.    Relations Among Lenders...........................................................................105

ARTICLE XIV:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.................................................106
     14.1.    Successors and Assigns............................................................................106
     14.2.    Participations....................................................................................106
     14.3.    Assignments.......................................................................................107
     14.4.    Confidentiality...................................................................................110
     14.5.    Dissemination of Information......................................................................110

ARTICLE XV:  NOTICES............................................................................................111
     15.1.    Giving Notice.....................................................................................111
     15.2.    Change of Address.................................................................................111

ARTICLE XVI:  COUNTERPARTS......................................................................................111

EXHIBITS AND SCHEDULES

Exhibits

EXHIBIT A              --    Commitments (Definitions)
EXHIBIT A-1            --    Eurocurrency Payment Offices
EXHIBIT B              --    Form of Borrowing/Election Notice (Section 2.2 and Section 2.7 and Section 2.9)
EXHIBIT C              --    Form of Request for Letter of Credit (Section 3.3)
EXHIBIT D              --    Form of Assignment and Acceptance Agreement (Sections 2.19 and 14.3)
EXHIBIT E              --    Form of Company's US Counsel's Opinion and Form of Company's Foreign Counsel's Opinion (Section 5.1)
EXHIBIT F              --    List of Closing Documents (Section 5.1)
EXHIBIT G              --    Form of Officer's Certificate (Sections 5.3 and 7.1(A)(iii))
EXHIBIT H              --    Form of Compliance Certificate (Sections 5.3 and 7.1(A)(iii))
EXHIBIT I              --    Form of Subsidiary Guaranty (Definitions)
EXHIBIT J              --    Form of Revolving Loan Note
EXHIBIT K              --    Form of Assumption Letter (Definitions)
EXHIBIT L              --    Form of Commitment and Acceptance (Section 2.5(B))
EXHIBIT M              --    Form of Pledge Agreement (Definitions)
EXHIBIT N              --    Form of Designation Agreement (Section 14.3(D))


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




                                    SCHEDULES

Schedule 1.1.1                     --           Permitted Existing Indebtedness (Definitions)
Schedule 1.1.2                     --           Permitted Existing Investments (Definitions)
Schedule 1.1.3                     --           Permitted Existing Liens (Definitions)
Schedule 1.1.4                     --           Permitted Existing Contingent Obligations (Definitions)
Schedule 6.4                       --           Pro Forma Financial Statements (Section 6.4(A))
Schedule 6.7                       --           Disclosed Litigation (Section 6.7)
Schedule 6.8                       --           Subsidiaries (Section 6.8)
Schedule 6.17                      --           Environmental Matters (Section 6.17)

                                CREDIT AGREEMENT

         This Credit Agreement dated as of October 25, 2000 is entered into among Plexus Corp., a Wisconsin corporation (the "COMPANY") and one or more Subsidiaries of the Company (whether now existing or hereafter formed, collectively referred to herein as the "SUBSIDIARY BORROWERS"), the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 14.3, ABN AMRO Bank N.V., as Syndication Agent, Firstar Bank, N.A., as Documentation Agent, and Bank One, NA, in its capacity as contractual representative (the "ADMINISTRATIVE AGENT") for itself and the other Lenders. The parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS


         1.1. Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined as used in this Agreement:

              "ACCOUNTING CHANGE" is defined in Section 11.9 hereof.

              "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person, firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.

              "ADMINISTRATIVE AGENT" means Bank One in its capacity as contractual representative for itself and the Lenders pursuant to Article XII hereof and any successor Administrative Agent appointed pursuant to Article XII hereof.

              "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the applicable Borrower of the same Type and, in the case of Eurocurrency Rate Advances in the same currency and for the same Interest Period.

              "AFFECTED LENDER" is defined in Section 2.19 hereof.

              "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than five percent (5.0%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

              "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Two Hundred Fifty Million and 00/100 Dollars ($250,000,000).

              "AGREED CURRENCIES" means (i) Dollars, (ii) Pounds Sterling and euro, in each case so long as such currency is and remains an Eligible Currency and (iii) any other Eligible Currency which the applicable Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders.

              "AGREEMENT" means this Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

              "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4(B) hereof; provided, however that with respect to the calculation of financial ratios and other financial tests required by this Agreement, except as provided in Section 11.9, "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4(B) hereof.

              "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

              "APPLICABLE COMMITMENT FEE PERCENTAGE" means, as at any date of determination, the rate, expressed in basis points per annum, then applicable in the determination of the amount payable under Section 2.14(C)(i) hereof determined in accordance with the provisions of Section 2.14(D)(ii) hereof.

              "APPLICABLE EUROCURRENCY MARGIN" means, as at any date of determination, the rate, expressed in basis points per annum, then applicable to Eurocurrency Rate Loans determined in accordance with the provisions of Section 2.14(D)(ii) hereof.

              "APPLICABLE FLOATING RATE MARGINS" means, as at any date of determination, the rate, expressed in basis points per annum, then applicable to Floating Rate Loans, determined in accordance with the provisions of Section 2.14(D)(ii) hereof.

              "APPLICABLE L/C FEE PERCENTAGE" means, as at any date of determination, a rate per annum equal to the Applicable Eurocurrency Margin for Revolving Loans in effect on such date.

              "ARRANGER" means Banc One Capital Markets, Inc., in its capacity as the arranger for the loan transaction evidenced by this Agreement.

              "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction, and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person, but not the Equity Interests of such Person) to any Person other than the Company or any of its wholly-owned Subsidiaries other than other than (i) the sale of inventory in the ordinary course of business and (ii) the sale or other disposition of any obsolete equipment disposed of in the ordinary course of business.

              "ASSIGNMENT AGREEMENT" means an assignment and acceptance agreement entered into in connection with an assignment pursuant to Section 14.3 hereof in substantially the form of Exhibit D.

              "ASSUMPTION LETTER" means a letter of a Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit K hereto pursuant to which such Subsidiary agrees to become a "SUBSIDIARY BORROWER" and agrees to be bound by the terms and conditions hereof.

              "AUTHORIZED OFFICER" means any of the President, Executive Vice President, Chief Financial Officer, Vice President - Finance and Treasurer, Assistant Treasurer and Controller of the Company, acting singly.

              "BANK ONE" means Bank One, NA, having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

              "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or Foreign Pension Plan) in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

              "BORROWER" means, as applicable, any of the Company and the Subsidiary Borrowers, together with their permitted respective successors and assigns; and "BORROWERS" shall mean, collectively, the Company and the Subsidiary Borrowers.

              "BORROWING DATE" means a date on which an Advance or Swing Line Loan is made hereunder.

              "BORROWING/ELECTION NOTICE" is defined in Section 2.7 hereof.

              "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurocurrency Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York and on which dealings in Dollars and the other Agreed Currencies are carried on in the London interbank market (and, if the Advances which are the subject of such borrowing, payment or rate selection are denominated in euro, a day upon which such clearing system as is determined by the Administrative Agent to be suitable for clearing or settlement of the euro is open for business) and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

              "BUYING LENDER" is defined in Section 2.5(B)(ii) hereof.

              "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

              "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

              "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by Standard & Poor's Ratings Group or A3 (or better) by Moody's Investors Services, Inc., and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to (x) investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) and (y) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc. (all such institutions being, "QUALIFIED INSTITUTIONS"); (iv) non-rated commercial paper; and (v) commercial paper of Qualified Institutions; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof.

              "CHANGE" is defined in Section 4.2 hereof.

              "CHANGE OF CONTROL" means an event or series of events by which:

              (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of twenty percent (20%) or more of the voting power of the then outstanding Capital Stock of the Company entitled to vote generally in the election of the directors of the Company; or

              (ii) the majority of the board of directors of the Company fails to consist of Continuing Directors;

              (iii) except as expressly permitted under the terms of this Agreement, the Company or any Subsidiary Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its property to any Person, or any Person consolidates with or merges into the Company or any Subsidiary Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Company or such Subsidiary Borrower, as applicable, is reclassified or changed into or exchanged for cash, securities or other property; or

              (iv) except as otherwise expressly permitted under the terms of this Agreement, the Company shall cease to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of each of the Subsidiary Guarantors or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of each of the Subsidiary Guarantors.

              "CLOSING DATE" means October 25, 2000.

              "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

              "COMMISSION" means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

              "COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit and to participate in Swing Line Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Commitment" or in the Assignment Agreement by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement.

              "COMMITMENT INCREASE NOTICE" is defined in Section 2.5(B)(i) hereof.

              "COMPANY" means Plexus Corp., a Wisconsin corporation.

              "COMPUTATION DATE" is defined in Section 2.21.

              "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

              "CONTINGENT OBLIGATION", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.

              "CONTINUING DIRECTOR" means, with respect to any person as of any date of determination, any member of the board of directors of such Person who
(a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

              "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

              "CONTROLLED SUBSIDIARY" means any Subsidiary of the Borrower where
(i) if a corporation, ninety percent or more of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by the Company, or (ii) if a partnership, limited liability company, association, joint venture or similar business organization ninety percent or more of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

              "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause
(ii) above.

              "CP AMOUNT" the aggregate outstanding principal amount of all of the Company's commercial paper, whether rated or unrated.

              "CURE LOAN" is defined in Section 9.2(iii) hereof.

              "CUSTOMARY PERMITTED LIENS" means:

              (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

              (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

              (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Company's or its Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $5,000,000;

              (iv) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its respective Subsidiaries;

              (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company or any of its Subsidiaries which do not constitute a Default under
         Section 8.1(H) hereof; and

              (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of business.

              "DEFAULT" means an event described in Article VIII hereof.

              "DESIGNATED HEDGING AGREEMENTS" is defined in Section 11.16 hereof.

              "DESIGNATED LENDER" means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to
Section 14.3(D).

              "DESIGNATING LENDER" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 14.3(D).

              "DESIGNATION AGREEMENT" is defined in Section 14.3(D) hereof.

              "DISCLOSED LITIGATION" is defined in Section 6.7 hereof.

              "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Termination Date.

              "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

              "DOLLAR" and "$" means dollars in the lawful currency of the United States of America.

              "DOLLAR AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London market at 11:00 a.m., London time, as provided in Section 2.21(B).

              "DOMESTIC SUBSIDIARY" means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America and substantially all of the operations of which are conducted within the United States.

              "EBIT" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income.

              "EBITDA" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (i) EBIT plus (ii) depreciation expense to the extent deducted in computing Net Income, plus (iii) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income.

              "EBITR" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (i) EBIT plus (ii) Rentals.

              "EFFECTIVE COMMITMENT AMOUNT" is defined in Section 2.5(B)(i) hereof.

              "ELIGIBLE CURRENCY" means any currency other than Dollars with respect to which the Administrative Agent or the applicable Borrower has not given notice in accordance with Section 2.21 and (i) that is readily available,
(ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (z) in the determination of the Administrative Agent, an Equivalent Amount of such currency is not readily calculable (each of clauses (x), (y)(y) and (z), a "DISQUALIFYING EVENT"), the Administrative Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) ceases to exist and promptly, but in any event within five Business Days of receipt of such notice from the Administrative Agent, the applicable Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in Articles II and IV.

              "ELIGIBLE DESIGNEE" means a special purpose corporation, partnership, limited partnership or limited liability company that is administered by a Lender or an Affiliate of a Lender and (i) is organized under the laws of the United States of America or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or the equivalent thereof by Moody's Investors Service, Inc.

              "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

              "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

              "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

              "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent in the London interbank market (or other market where the Administrative Agent's foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (local time) two (2) Business Days prior to the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such amount, and such determination shall be conclusive absent manifest error.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

              "EURIBOR" means, for a Eurocurrency Rate Loan denominated in euro, the interest rate per annum equal to the rate determined by the Administrative Agent to be the rate at which deposits in euro appear on the Reuters Screen EURIBOR01 as of 11:00 a.m., Brussels time, on the date that is two (2) TARGET Settlement Days preceding the first day of such Interest Period; provided, that if such rate does not appear on the Reuters Screen EURIBOR01, then EURIBOR shall be an interest rate per annum equal to the arithmetic mean determined by the Administrative Agent (rounded upwards to the nearest .01%) of the rates per annum at which deposits in euro are offered by the three (3) leading banks in the euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the day that is two (2) TARGET Settlement Days preceding the first day of such Interest Period to other leading banks in the euro-zone interbank market rate at which deposits in euro are offered, adjusted for reserves.

              "EURO" and/or "EUR" means the euro referred to in the Council Regulation (EC) No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

              "EUROCURRENCY" means any Agreed Currency.

              "EUROCURRENCY BASE RATE" means, with respect to a Eurocurrency Rate Advance (other than an Advance denominated in euro) for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in the applicable Agreed Currency appearing on Reuters Screen FRBD or the applicable Reuters Screen for such Agreed Currency as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD or the applicable Reuters Screen for such Agreed Currency is not available to the Administrative Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in the Applicable Agreed Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One offers to place deposits in the applicable Agreed Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurocurrency Loan and having a maturity equal to such Interest Period.

              "EUROCURRENCY PAYMENT OFFICE" of the Administrative Agent shall mean, for each of the Agreed Currencies, any office, agency, branch, correspondent bank or Affiliate of the Administrative Agent, specified as the "Eurocurrency Payment Office" for such Agreed Currency in Exhibit A-1 hereto or such other office, agency, branch, correspondent bank or

Affiliate of the Administrative Agent, as it may from time to time specify to the applicable Borrowers and each Lender as its Eurocurrency Payment Office.

              "EUROCURRENCY RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate or EURIBOR, as applicable, with respect to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the then Applicable Eurocurrency Margin, changing as and when the Applicable Eurocurrency Margin changes.

              "EUROCURRENCY RATE ADVANCE" means an Advance which bears interest at a Eurocurrency Rate.

              "EUROCURRENCY RATE LOAN" means a Loan made on a fully syndicated basis pursuant to Section 2.1, which bears interest at a Eurocurrency Rate.

              "EXEMPTION CERTIFICATE" is defined in Section 2.14 hereof.

              "FACILITY TERMINATION DATE" shall mean the date on which all of the Termination Conditions have been satisfied.

              "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

              "FINANCIAL OFFICER" means any of the Chief Financial Officer, Vice President - Finance, Treasurer or Controller of the Company, acting singly.

              "FLOATING RATE" means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the then Applicable Floating Rate Margin.

              "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

              "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

              "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its respective Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

              "FOREIGN PENSION PLAN" means any employee benefit plan as described in Section 3(3) of ERISA for which the Company or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Company, any of its respective Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

              "FOREIGN SUBSIDIARY" means a Subsidiary of the Company which is not a Domestic Subsidiary.

              "FUNDAMENTAL CHANGE" is defined in Section 7.3(H) hereof.

              "GOVERNMENTAL ACTS" is defined in Section 3.9(A) hereof.

              "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

              "GROSS NEGLIGENCE" means recklessness, or actions taken or omitted with conscious indifference to or the complete disregard of consequences or rights of others affected. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Administrative Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

              "GUARANTEED OBLIGATIONS" is defined in Section 10.1 hereof.

              "GUARANTOR(S)" shall mean the Company and the Subsidiary
Guarantors.

              "GUARANTY" means each of (i) the guaranty by the Company of all of the Obligations of the Subsidiary Borrowers pursuant to this Agreement and (ii) that certain Subsidiary Guaranty (and any and all supplements thereto) executed from time to time by each Guarantor (other than the Company) in favor of the Administrative Agent in substantially the form of Exhibit I attached hereto, in each case, as amended, restated, supplemented or otherwise modified from time to time.

              "HEDGING ARRANGEMENTS" is defined in the definition of Hedging Obligations below.

              "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions ("HEDGING ARRANGEMENTS"), and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

              "HOME COUNTRY" is defined in Section 6.18(A) hereof.

              "INCENTIVE ARRANGEMENTS" means any stock ownership, restricted stock, stock option, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the retention of executives, officers or employees of the Company and its Subsidiaries.

              "INDEBTEDNESS" of a Person means, without duplication, such Person's (a) obligations for borrowed money, including, without limitation, subordinated indebtedness, (b) obligations representing the deferred purchase price of property or services, including, without limitation earnouts and other similar forms of contingent purchase prices (but excluding accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, other instruments, letters of credit or letter of credit reimbursement arrangements, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations with respect to letters of credit, (h) Off-Balance Sheet Liabilities, (i) Hedging Obligations and (j) Disqualified Stock.

              "INDEMNIFIED MATTERS" is defined in Section 11.7(B) hereof.

              "INDEMNITEES" is defined in Section 11.7(B) hereof.

              "INSOLVENCY EVENT" is defined in Section 11.16 hereof.

              "INTERCOMPANY INDEBTEDNESS" is defined in Section 11.16 hereof.

              "INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued, including, without duplication, the interest component of Capitalized Leases, Receivables Facility Financing Costs, commitment and letter of credit fees, the discount or implied interest component of Off-Balance

Sheet Liabilities, and net payments (if any) pursuant to Hedging Arrangements relating to interest rate protection, all as determined in conformity with Agreement Accounting Principles.

              "INTEREST EXPENSE COVERAGE RATIO" is defined in Section 7.4(B).

              "INTEREST PERIOD" means with respect to a Eurocurrency Rate Loan, a period of one (1), two (2), three (3) months or six (6) months, commencing on a Business Day selected by the applicable Borrower on which a Eurocurrency Rate Advance is made to such Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

              "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person;
(iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business; and (iv) any non-arms length transaction by such Person with another Person or any other transfer of assets by such Person in another Person, with the amount of such Investment being an amount equal to the net benefit derived by such other Person resulting from any such transactions.

              "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

              "ISSUING BANKS" means Bank One or any of its Affiliates or any of the other Lenders in its separate capacity as an issuer of Letters of Credit pursuant to Section 3.1. The designation of any Lender as an Issuing Bank after the date hereof shall be subject to the prior written consent of the Administrative Agent.

              "L/C DOCUMENTS" is defined in Section 3.3 hereof.

              "L/C DRAFT" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

              "L/C INTEREST" is defined in Section 3.5 hereof.

              "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the Dollar Amount then available for drawing under each of the Letters of Credit, (ii) the Dollar Amount equal to the stated amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (iii) the aggregate outstanding Dollar Amount of all Reimbursement Obligations at such time and (iv) the aggregate Dollar Amount equal to the stated amount of all Letters of Credit requested by the Borrowers but not yet issued (unless the request for an unissued Letter of Credit has been denied).

              "LENDER INCREASE NOTICE" is defined in Section 2.5(B)(i) hereof.

              "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

              "LENDING INSTALLATION" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent with respect to each Agreed Currency listed on the administrative information sheets provided to the Administrative Agent in connection herewith or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.16.

              "LETTER OF CREDIT" means the standby letters of credit to be issued by the Issuing Banks pursuant to Section 3.1 hereof.

              "LEVERAGE RATIO" is defined in Section 7.4(A) hereof.

              "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

              "LOAN ACCOUNT" is defined in Section 2.12(A) hereof.

              "LOAN DOCUMENTS" means this Agreement, each Assumption Letter executed hereunder, the Subsidiary Guaranty and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

              "LOAN PARTIES" means, at any time, the Company, each Subsidiary Borrower that is a party hereto as of such time and each of the Guarantors.

              "LOAN(S)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to Section 2.1 hereof, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section 2.2 hereof, and collectively all Revolving Loans and Swing Line

Loans, whether made or continued as or converted to Floating Rate Loans or Eurocurrency Rate Loans.

              "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

              "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties, results of operations or prospects of the Company, any other Borrower, or the Company and its Subsidiaries, taken as a whole, (b) the collective ability of the Company or any of its Subsidiaries to perform their respective obligations under the Loan Documents, or (c) the ability of the Lenders or the Administrative Agent to enforce the Obligations.

              "MATERIAL DOMESTIC SUBSIDIARY" means, without duplication, each Domestic Subsidiary of the Company (other than any SPV) which either (i) represents more than five percent (5%) of consolidated assets (other than SPVs) as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than five percent (5%) of the EBITDA of the Company and its Subsidiaries (other than SPVs) as reflected in the financial statements referred to in clause (i) above.

              "MATERIAL FOREIGN SUBSIDIARY" means, without duplication, each Foreign Subsidiary of the Company (other than any SPV) which either (i) represents more than five percent (5%) of consolidated assets (other than SPVs) as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than five percent (5%) of the EBITDA of the Company and its Subsidiaries (other than SPVs) as reflected in the financial statements referred to in clause (i) above.

              "MATERIAL INDEBTEDNESS" is defined in Section 8.1(E) hereof.

              "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Company or any member of the Controlled Group.

              "NATIONAL CURRENCY UNIT" means the unit of currency (other than a euro unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

              "NET INCOME" means, for any period, the net earnings (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

              "NEW CURRENCY" is defined in Section 2.11 hereof.

              "NON-CONTROLLED SUBSIDIARY" means any Subsidiary of the Borrower where (i) if a corporation, less than ninety percent of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by the Company, or (ii) if a partnership, limited liability company, association, joint venture or similar business organization, less than ninety percent of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

              "NON-CONTROLLED SUBSIDIARY INVESTMENT" means the aggregate amount of (a) all intercompany loans made on or after the Closing Date from any of the Borrowers or any Controlled Subsidiary to any Non-Controlled Subsidiary; (b) all Investments made on or after the Closing Date by any of the Borrowers or any Controlled Subsidiary in any Non-Controlled Subsidiary; and (c) an amount equal to the net benefit derived by the Non-Controlled Subsidiaries resulting from any non-arms length transactions, or any other transfer of assets conducted other than in the ordinary course of business, between the Borrowers and/or any Controlled Subsidiaries, on the one hand, and such Non-Controlled Subsidiaries, on the other hand.

              "NON-OBLIGOR SUBSIDIARIES" is defined in Section 7.3(Q) hereof

              "NON PRO RATA LOAN" is defined in Section 9.2 hereof.

              "NON U.S. LENDER" is defined in Section 2.14 hereof.

              "NOTICE OF ASSIGNMENT" is defined in Section 14.3(B) hereof.

              "OBLIGATIONS" means all Loans, L/C Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers or any of their Subsidiaries to the Administrative Agent, any Lender, the Swing Line Bank, the Arranger, any Affiliate of the Administrative Agent or any Lender, any Issuing Bank, any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the L/C Documents or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

              "OFF-BALANCE SHEET LIABILITIES" of a Person means (a) Receivables Facility Attributed Indebtedness and any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic lease" or "tax ownership operating lease" transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

              "ORIGINAL CURRENCY" is defined in Section 2.11 hereof.

              "ORIGINATORS" means the Company and/or any of its Subsidiaries in their respective capacities as parties to any Receivables Purchase Documents, as sellers or transferors of any Receivables and Related Security in connection with a Permitted Receivables Transfer.

              "OTHER TAXES" is defined in Section 2.14(E)(ii) hereof.

              "PARTICIPANTS" is defined in Section 14.2(A) hereof.

              "PAYMENT DATE" means the last Business Day of each quarter, the Termination Date and the Facility Termination Date.

              "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

              "PERMITTED ACQUISITION" is defined in Section 7.3(F) hereof.

              "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means the Contingent Obligations of the Company and its Subsidiaries identified as such on Schedule
1.1.4 to this Agreement.

              "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Subsidiaries identified as such on Schedule 1.1.1 to this Agreement.

              "PERMITTED EXISTING INVESTMENTS" means the Investments of the Company and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

              "PERMITTED EXISTING LIENS" means the Liens on assets of the Company and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

              "PERMITTED RECEIVABLES TRANSFER" means (i) a sale or other transfer by an Originator to a SPV of Receivables and Related Security for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (ii) a sale or other transfer by a SPV to (a) purchasers of or other investors in such Receivables and Related Security or (b) any other Person (including a SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Related Security, in each case pursuant to and in accordance with the terms of the Receivables Purchase Documents.

              "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

              "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Company or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

              "PLEDGE AGREEMENTS" means one or more Pledge Agreements, substantially in the form attached as Exhibit M hereto, duly executed and delivered by the Company (or the applicable Subsidiary of the Company) to and in favor of the Administrative Agent (for the benefit of itself, the Issuing Banks and the Lenders), as it may from time to time be amended, supplemented or otherwise modified with respect to sixty percent (60%) of the outstanding Capital Stock of each Subsidiary Borrower that is a Foreign Subsidiary and each of the Company's other Material Foreign Subsidiaries, modified as deemed reasonably acceptable by the Administrative Agent to reflect foreign law provisions, customs and practices, in each case as amended, modified, supplemented or restated from time to time.

              "PRIME RATE" means the prime rate of interest announced by Bank One, NA or its parent from time to time (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

              "PROPOSED NEW LENDER" is defined in Section 2.5(B)(i) hereof.

              "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) the Lender's Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Commitment at such time; provided, however, if the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in Swing Line Loans and Letters of Credit, by (y) the sum of (A) the aggregate outstanding amount of Revolving Loans, plus (B) the aggregate outstanding amount of all Swing Line Loans and all Letters of Credit.

              "PURCHASERS" is defined in Section 14.3(A)(i) hereof.

              "RATE OPTION" means the Eurocurrency Rate or the Floating Rate, as applicable.

              "RECEIVABLE(S)" means and includes all of the Company's and its consolidated Subsidiaries' presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company or its Subsidiaries, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

              "RECEIVABLES AND RELATED SECURITY" means the Receivables and the related security and collections with respect thereto which are sold or transferred by any Originator or SPV in connection with any Permitted Receivables Transfer.

              "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

              "RECEIVABLES FACILITY FINANCING COSTS" means such portion of the cash fees, service charges, and other costs, as well as all collections or other amounts retained by purchasers of receivables pursuant to a receivables purchase facility, which are in excess of amounts paid to the Company and its consolidated Subsidiaries under any receivables purchase facility for the purchase of receivables pursuant to such facility and are the equivalent of the interest component of the financing if the transaction were characterized as an on-balance sheet transaction.

              "RECEIVABLES PURCHASE DOCUMENTS" means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which an Originator or Originators sell or transfer to SPVs all of their respective right, title and interest in and to certain Receivables and Related Security for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

              "RECEIVABLES PURCHASE FACILITY" means the securitization facility made available to the Company, pursuant to which the Receivables and Related Security of the Originators are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

              "REGISTER" is defined in Section 14.3(C) hereof.

              "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

              "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

              "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

              "REIMBURSEMENT OBLIGATION" is defined in Section 3.6 hereof.

              "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

              "RENTALS" means the aggregate fixed amounts payable by the Company and its Subsidiaries on a consolidated basis under any lease of real or personal property, but does not include any amounts payable under Capitalized Leases.

              "REPLACEMENT LENDER" is defined in Section 2.19 hereof.

              "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

              "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); provided, however, that, if any of the Lenders shall have failed to fund its Pro Rata Share of (i) any Revolving Loan requested by the applicable Borrower, (ii) any Revolving Loan required to be made in connection with reimbursement for any L/C Obligations, (iii) any participation in any Swing Line Loan as requested by the Administrative Agent, which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans or any participation in Swing Line Loans has not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; provided further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are greater than fifty percent (50%).

              "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

              "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

              "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Aggregate Commitment at such time exceeds the sum of (1) the Revolving Credit Obligations outstanding at such time and (2) the CP Amount.

              "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal Dollar Amount of the Revolving Loans at such time, plus (ii) the outstanding principal amount of the Swing Line Loans at such time, plus (iii) the outstanding L/C Obligations at such time.

              "REVOLVING LOAN" is defined in Section 2.1 hereof.

              "RISK-BASED CAPITAL GUIDELINES" is defined in Section 4.2 hereof.

              "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

              "SELLERS" is defined in Section 14.3 hereof.

              "SELLING LENDER" is defined in Section 2.5(B)(ii) hereof.

              "SINGLE EMPLOYER PLAN" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

              "SPV" means Plexus ABS, Inc. or any other special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

              "SUBSIDIARY" of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such

Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a Subsidiary of the Company.

              "SUBSIDIARY BORROWER" means any Subsidiaries of the Company duly designated by the Company pursuant to Section 2.22 to request Advances hereunder, which Subsidiary shall have delivered to the Administrative Agent an Assumption Letter in accordance with Section 2.22 and such other documents as may be required pursuant to this Agreement, in each case together with its respective successors and assigns, including a debtor-in-possession on behalf of such Subsidiary Borrower.

              "SUBSIDIARY GUARANTOR(S)" means (a) each Subsidiary Borrower that is a Domestic Subsidiary, (b) all of the Company's Material Domestic Subsidiaries; (c) all New Subsidiaries which are Material Domestic Subsidiaries and which have or are required to have satisfied the provisions of Section 7.2(K)(i)(a); (d) all of the Company's Subsidiaries which become Material Domestic Subsidiaries and which have satisfied or are required to have satisfied the provisions of Section 7.2(K)(i)(b); and (e) all other Subsidiaries which become Subsidiary Guarantors in satisfaction of the provisions of Section 7.2(K)(i)(c) or Section 7.3(Q), in each case with respect to clauses (a) through
(e) above, other than the SPVs, and together with their respective successors and assigns.

              "SUBSTANTIAL PORTION" means, with respect to the assets of the Company and its Subsidiaries, assets which (i) represent more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated EBITDA of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

              "SUPPLEMENT" is defined in Section 7.2(K) hereof.

              "SWING LINE BANK" means Bank One or any other Lender as a successor Swing Line Bank pursuant to the terms hereof.

              "SWING LINE COMMITMENT" means the commitment of the Swing Line Bank, in its discretion, to make Swing Line Loans up to a maximum principal amount of Ten Million and 00/100 Dollars ($10,000,000) at any one time outstanding.

              "SWING LINE LOAN" means a Loan made available to the applicable Borrower by the Swing Line Bank pursuant to Section 2.2 hereof.

              "TARGET INDEBTEDNESS" is defined in Section 7.3(A).

              "TARGET SETTLEMENT DAY" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

              "TAXES" is defined in Section 2.14(E)(i) hereof.

              "TERMINATION CONDITIONS" is defined in Section 2.18.

              "TERMINATION DATE" means the earlier of (a) October 25, 2003, and
(b) the date of termination in whole of the Aggregate Commitment pursuant to
Section 2.5 hereof or the Commitments pursuant to Section 9.1 hereof.

              "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Company or any member of the Controlled Group; (iii) the imposition of an obligation on the Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or Foreign Pension Plan; (v) any event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) that a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan in place of the existing administrator, or (vii) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan.

              "TRANSFEREE" is defined in Section 14.5 hereof.

              "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurocurrency Rate Loan.

              "UNFUNDED LIABILITIES" means (i) in the case of Single Employer Plans, the amount (if any) by which the aggregate accumulated benefit obligations exceeds the aggregate fair market value of assets of present value of all vested nonforfeitable benefits under all Single Employer Plans as of the most recent measurement date, all as determined under FAS 87 using the methods and assumptions used by the Company for financial accounting purposes, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

              "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

              The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

         1.2. References. Any references to the Company's Subsidiaries shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

         1.3. Supplemental Disclosure. Upon reasonable notice and at such reasonable intervals as may be reasonably requested by the Administrative Agent and at such additional times as the Company determines, the Company shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. Notwithstanding that any such supplement to such schedule or representation may disclose the existence or occurrence of events, facts or circumstances which are either prohibited by the terms of this Agreement or any other Loan Documents or which result in the breach of any representation or warranty, such supplement to such schedule or representation shall not be deemed either an amendment thereof or a waiver of such breach unless expressly consented to in writing by Administrative Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Administrative Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.

         1.4. Rounding and Other Consequential Changes. Without prejudice to any method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Administrative Agent shall be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in euro as the Administrative Agent may from time to time specify unless such National Currency Unit remains available and the Borrowers and the Administrative Agent agree to use such National Currency Unit instead of the euro.

                       ARTICLE II: REVOLVING LOAN FACILITY


         2.1. Revolving Loans.

         (A) Amount of Revolving Loans. Upon the satisfaction of the conditions precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, from and including the Closing Date and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrowers from time to time, in any Agreed Currency, in a Dollar Amount not to exceed such Lender's Pro Rata Share of Revolving Credit Availability at such time (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS"); provided however, at no time shall the Dollar Amount of the Revolving Credit Obligations plus the CP Amount exceed the Aggregate Commitment; provided, further, that all Floating Rate Loans shall be made in Dollars. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Closing Date or on or before the third (3rd) Business Day thereafter shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in
Section 2.9 and subject to the other conditions and limitations therein set forth and set forth in this Article II and set forth in the definition of Interest Period. Revolving Loans made after the third (3rd) Business Day after the Closing Date shall be, at the option of the applicable Borrower, either Floating Rate Loans or Eurocurrency Rate Loans selected in accordance with
Section 2.9. On the Termination Date, each of the Borrowers shall repay in full the outstanding principal balance of the Revolving Loans made to it. Each Advance under this Section 2.1 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share.

         (B) Borrowing/Election Notice. The applicable Borrower shall deliver to the Administrative Agent a Borrowing/Election Notice, signed by it, in accordance with the terms of Section 2.7.

         (C) Making of Revolving Loans. Promptly after receipt of the Borrowing/Election Notice under Section 2.7 in respect of Revolving Loans, the Administrative Agent shall notify each Lender by telecopy, or other similar form of transmission, of the requested Revolving Loan. Each Lender shall make available its Revolving Loan in accordance with the terms of Section 2.6. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's office in Chicago, Illinois on the applicable Borrowing Date and shall disburse such proceeds in accordance with the applicable Borrower's disbursement instructions set forth in such Borrowing/Election Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

         2.2. Swing Line Loans.

         (A) Amount of Swing Line Loans. On the terms and conditions set forth in this Agreement and upon the satisfaction of the conditions precedent set forth in Section 5.1, 5.2 and 5.3, as applicable, from and including the Closing Date and prior to the Termination Date, the Swing Line Bank may make swing line loans to the Borrowers from time to time, in Dollars, in an amount not to exceed the Swing Line Commitment (each, individually, a "SWING LINE LOAN" and collectively, the "SWING LINE LOANS"); provided, however, at no time shall the Dollar Amount of the Revolving Credit Obligations plus the CP Amount exceed the Aggregate

Commitment; and provided, further, that at no time shall the sum of (a) the Swing Line Bank's Pro Rata Share of the Swing Line Loans, plus (b) the outstanding Dollar Amount of Revolving Loans made by the Swing Line Bank pursuant to Section 2.1, plus (c) the Swing Line Bank's share of the obligations to purchase participations in Letters of Credit, plus (d) the Swing Line Bank's Pro Rata Share of the CP Amount, exceed the Swing Line Bank's Commitment at such time. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

         (B) Borrowing/Election Notice. The applicable Borrower shall deliver to the Administrative Agent and the Swing Line Bank a Borrowing/Election Notice, signed by it, not later than 12:00 p.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date as the date the Borrowing/Election Notice is given), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $1,000,000 (and increments of $250,000 if in excess thereof).

         (C) Making of Swing Line Loans. Promptly after receipt of the Borrowing/Election Notice under Section 2.2(B) in respect of Swing Line Loans, if the Administrative Agent has, in its discretion, decided to make the requested Swing Line Loan (provided no such Swing Line Loan shall be made if a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1,
5.2 and 5.3, as applicable, has not then been satisfied), the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 4:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall, in its discretion (unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, has not then been satisfied), make available its Swing Line Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XV. The Administrative Agent will promptly make the funds so received from the Swing Line Bank available to the applicable Borrower on the Borrowing Date at the Administrative Agent's aforesaid address. The Swing Line Loans shall be Floating Rate Loans unless the applicable Borrower and the Swing Line Bank agree otherwise.

         (D) Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the applicable Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. The applicable Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount of $1,000,000 and increments of $250,000 in excess thereof, any portion of the outstanding Swing Line Loans, upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent (i) may at any time in the sole discretion of the Swing Line Bank with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Bank) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the date of any notice received pursuant to this Section 2.2(D), each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XV. Revolving Loans made pursuant to this
Section 2.2(D) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.2(D) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Company, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this
Section 2.2(D), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(D), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, each of the Borrowers shall repay in full the outstanding principal balance of all Swing Line Loans made to it.

         2.3. Rate Options for all Advances; Maximum Interest Periods. The Swing Line Loans shall be Floating Rate Loans unless the applicable Borrower and the Swing Line Bank agree otherwise. The Revolving Loans may be Floating Rate Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the applicable Borrowers in accordance with Section 2.9. The Borrowers may select, in accordance with Section 2.9, Rate Options and Interest Periods applicable to portions of the Revolving Loans; provided that there shall be no more than ten (10) Interest Periods in effect with respect to all of the Loans at any time.

         2.4. Optional Payments; Mandatory Prepayments.

         (A) Optional Payments. The Borrowers may from time to time and at any time upon at least one (1) Business Day's prior written notice repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances in an aggregate minimum amount of Ten

Million Dollars ($10,000,000) and in integral multiples of One Million Dollars ($1,000,000) in excess thereof. Eurocurrency Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, in an aggregate minimum amount of Ten Million and 00/100 Dollars ($10,000,000) and in integral multiples of One Million and 00/100 Dollars ($1,000,000) in excess thereof (or, in each such case, the approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars); provided, that the applicable Borrower may not so prepay Eurocurrency Rate Advances unless it shall have provided at least three (3) Business Days' prior written notice to the Administrative Agent of such prepayment and provided, further, all Eurocurrency Loans constituting part of the same Eurocurrency Rate Advance shall be repaid or prepaid at the same time.

         (B) Mandatory Prepayments of Revolving Loans.

              (i) If at any time and for any reason (other than fluctuations in currency exchange rates) the Dollar Amount of the Revolving Credit Obligations plus the CP Amount is greater than the Aggregate Commitment, the Borrowers shall not later than the following Business Day make a mandatory prepayment of the Obligations in an amount equal to such excess.

              (ii) If on the last Business Day of any calendar quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders the Dollar Amount of the Revolving Credit Obligations plus the CP Amount exceeds one hundred five percent (105%) of the Aggregate Commitment as a result of fluctuations in currency exchange rates, the Borrowers shall not later than the following Business Day prepay Loans for the ratable benefit of the Lenders (to be applied to such Loans as such Borrowers shall direct at the time of such payment) in an aggregate amount such that after giving effect thereto the Dollar Amount of the Revolving Credit Obligations plus the CP Amount is less than or equal to the Aggregate Commitment.

         2.5. Reduction/Increase of Commitments.

         (A) Reduction of Commitments. The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of Ten Million and 00/100 Dollars ($10,000,000) and integral multiples of One Million and 00/100 Dollars ($1,000,000) in excess of that amount (unless the Aggregate Commitment is reduced in whole), upon at least three (3) Business Day's prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Revolving Credit Obligations plus the CP Amount. All accrued commitment fees shall be payable on the effective date of any termination of all or any part of the obligations of the Lenders to make Loans hereunder.

         (B) Increase of Commitments. (i) At any time, the Company may request that the Aggregate Commitment be increased; provided that, without the prior written consent of the

Required Lenders, (a) the Aggregate Commitment shall at no time exceed $325,000,000 minus the aggregate amount of all reductions in the Aggregate Commitment under this Agreement previously made pursuant to Section 2.5(A); (b) the Company shall not make any such request during the six month period following any reduction in the Aggregate Commitment under this Agreement previously made pursuant to Section 2.5(A) of this Agreement; (c) the Company shall not be entitled to make any such request more frequently than twice in each 12-month period; and (d) each such request shall be in a minimum amount of at least $25,000,000 and increments of $5,000,000 in excess thereof. Such request shall be made in a written notice given to the Administrative Agent and the Lenders by the Company not fewer than twenty (20) Business Days prior to the proposed effective date of such increase, which notice (a "COMMITMENT INCREASE NOTICE") shall specify the amount of the proposed increase in the Aggregate Commitment and the proposed effective date of such increase. In the event of such a Commitment Increase Notice, each of the Lenders shall be given the opportunity to participate in the requested increase ratably in proportion that its Commitment bears to the Aggregate Commitment under this Agreement, respectively. No Lender shall have any obligation to increase its Commitment pursuant to a Commitment Increase Notice. On or prior to the date that is fifteen (15) Business Days after receipt of the Commitment Increase Notice, each Lender shall submit to the Administrative Agent a notice indicating the maximum amount by which it is willing to increase its Commitment in connection with such Commitment Increase Notice (any such notice to the Administrative Agent being herein a "LENDER INCREASE NOTICE"). Any Lender which does not submit a Lender Increase Notice to the Administrative Agent prior to the expiration of such fifteen (15) Business Day period shall be deemed to have denied any increase in its Commitment. In the event that the increases of Commitments set forth in the Lender Increase Notices exceed the amount requested by the Company in the Commitment Increase Notice, the Administrative Agent and the Arranger shall have the right, in consultation with the Company, to allocate the amount of increases necessary to meet the Company's Commitment Increase Notice; provided, no Lender shall be allocated an amount less than its pro rata share of such increase based upon the proportion that its Commitment bears to the Aggregate Commitment under this Agreement. In the event that the Lender Increase Notices are less than the amount requested by the Company, not later than three (3) Business Days prior to the proposed effective date the Company may notify the Administrative Agent of any financial institution that shall have agreed to become a "Lender" party hereto (a "PROPOSED NEW LENDER") in connection with the Commitment Increase Notice. Any Proposed New Lender shall be consented to by the Administrative Agent (which consent shall not be unreasonably withheld). If the Company shall not have arranged any Proposed New Lender(s) to commit to the shortfall from the Lender Increase Notices, then the Company shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Proposed New Lender, if applicable, the Administrative Agent shall notify the Company and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender's and Proposed New Lenders' Commitment (the "EFFECTIVE COMMITMENT AMOUNT") and the amount of the Aggregate Commitment, which amounts shall be effective on the following Business Day subject to the conditions set forth herein. Any increase in the Aggregate Commitment under this Agreement shall be subject to the following conditions precedent: (i) the Company shall have obtained the consent thereto of each Guarantor and its reaffirmation of the Loan Document(s) executed by it, which consent and reaffirmation shall be in writing and in form and substance reasonably satisfactory to the Administrative Agent, (ii) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Aggregate Commitment under this Agreement, all representations and warranties shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) and no event shall have occurred and then be continuing which constitutes a Default or Unmatured Default under this Agreement, (iii) the Borrowers, the Administrative Agent and each Proposed New Lender or Lender that shall have agreed to provide a "Commitment" in support of such increase in the Aggregate Commitment under this Agreement and the Short Term Credit Agreement, as the case may be, shall have executed and delivered a "Commitment and Acceptance" substantially in the form of Exhibit L hereto, (D) counsel for the Borrowers and for the Guarantors shall have provided to the Administrative Agent supplemental opinions in form and substance reasonably satisfactory to the Administrative Agent and (E) the Borrowers and the Proposed New Lender(s) shall otherwise have executed and delivered such other instruments and documents as may be required under Article V or that the Administrative Agent shall have reasonably requested in connection with such increase. If any fee shall be charged by the Lenders in connection with any such increase, such fees shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Administrative Agent to the Company. Upon satisfaction of the conditions precedent to any increase in the Aggregate Commitment under this Agreement, the Administrative Agent shall promptly advise the Company and each Lender of the effective date of such increase. Upon the effective date of any increase in the Aggregate Commitment under this Agreement that is supported by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder.

         (ii) For purposes of this clause (ii), (A) the term "BUYING LENDER(S)" shall mean (1) each Lender the Effective Commitment Amount of which is greater than its Commitment prior to the effective date of any increase in the Aggregate Commitment under this Agreement and (2) each Proposed New Lender that is allocated an Effective Commitment Amount in connection with any Commitment Increase Notice and (B) the term "SELLING LENDER(S)" shall mean each Lender whose Commitment under this Agreement is not being increased from that in effect prior to such increase in the Aggregate Commitment under this Agreement as the case may be. Effective on the effective date of any increase in the Aggregate Commitment under this Agreement pursuant to clause (i) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Loans in the respective amounts and percentages necessary so that, from and after such sale, each such Selling Lender's outstanding Loans shall equal such Selling Lender's Pro Rata Share (calculated based upon the Effective Commitment

Amounts) of the outstanding Loans under this Agreement as applicable. Effective on the effective date of the increase in the Aggregate Commitment under this Agreement pursuant to clause (i) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Loans purchased hereby shall equal the respective amount necessary so that, from and after such payments, each Buying Lender's outstanding Loans shall equal such Buying Lender's Pro Rata Share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans under this Agreement. Such amount shall be payable on the effective date of the increase in the Aggregate Commitment under this Agreement and the Short Term Credit Agreement, as the case may be, by wire transfer of immediately available funds to the Administrative Agent. The Administrative Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Loans being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Loans, except for participations which will be extinguished upon payment to Selling Lender of an amount equal to the portion of the outstanding Loans being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for each Selling Lender's representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into its Commitment and Acceptance with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Administrative Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents. The Company hereby agrees to compensate each Selling Lender for all losses, expenses and liabilities incurred by each Lender in connection with the sale and assignment of any Eurocurrency Rate Loan hereunder on the terms and in the manner as set forth in Section 4.4.

         2.6. Method of Borrowing. On each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans, if any, (i) if such Revolving Loan is denominated in Dollars, not later than noon, Chicago time, in Federal or other funds immediately available to the Administrative Agent, in Chicago, Illinois at its address specified in or pursuant to Article XV and,
(ii) if such Revolving Loan is denominated in an Agreed Currency other than Dollars, not later than noon, local time, in the city of the Administrative Agent's Eurocurrency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Administrative Agent's Eurocurrency Payment Office for such currency. Unless the Agent determines that any applicable condition specified in Article V has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's aforesaid address.

         2.7. Method of Selecting Types, Currency and Interest Periods for Advances. The applicable Borrower shall select the Type of Advance and, in the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency applicable to each Advance from time to time. The applicable Borrower shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit B hereto (a "BORROWING/ELECTION NOTICE") not later than 11:00 a.m. (Chicago time) (a) on or before the Borrowing Date of each Floating Rate Advance, (b) three (3) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in Dollars and (c) four (4) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in any Agreed Currency other than Dollars. The Borrowers shall select Interest Periods so that, to the best of their knowledge, it will not be necessary to prepay all or any portion of any Eurocurrency Rate Loan prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Rate Advance and shall change as and when the Applicable Eurocurrency Margin changes. Unless otherwise agreed by the Administrative Agent, if any Advance made (or to be made) would, but for the provisions of this
Section 2.7, be capable of being made in either euro or in a National Currency Unit, such Advance shall be made in euro.

         2.8. Minimum Amount of Each Advance. Each Advance (other than an Advance to repay Swing Line Loans or a Reimbursement Obligation) shall be in the minimum Dollar Amount of Ten Million Dollars ($10,000,000) (or the approximate Equivalent Amount of any Agreed Currency other than Dollars) and in multiples of One Million Dollars ($1,000,000) (or the approximate Equivalent Amount of any Agreed Currency other than Dollars) if in excess thereof, provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

         2.9. Method of Selecting Types, Currency and Interest Periods for Conversion and Continuation of Advances.

         (A) Right to Convert. The applicable Borrower may elect from time to time, subject to the provisions of Section 2.3 and this Section 2.9, to convert all or any part of a Loan of any Type into any other Type or Types of Loans, to convert all or any part of any Advance from one Agreed Currency to another Agreed Currency; provided that any conversion of any Eurocurrency Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

         (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Rate Loans. Eurocurrency Rate Loans denominated in Dollars shall continue as Eurocurrency

Rate Loans in Dollars until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Rate Loans shall be automatically converted into Floating Rate Loans unless such Eurocurrency Rate Loans shall have been repaid or the Company shall have given the Administrative Agent notice in accordance with Section 2.9 (D) requesting that, at the end of such Interest Period, such Eurocurrency Rate Loans continue as a Eurocurrency Rate Loan. Eurocurrency Rate Loans denominated in an Agreed Currency other than Dollars shall continue as Eurocurrency Rate Loans in such Agreed Currency until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Rate Loans shall be automatically continued as a Eurocurrency Rate Advance in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Rate Advance shall have been repaid or the applicable Borrower shall have given the Administrative Agent a Borrower/Election Notice in accordance with the provisions of Section 2.9 requesting that, at the end of such Interest Period, such Eurocurrency Rate Advance continue as a Eurocurrency Rate Advance for the same or another Interest Period.

         (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.9(A) or Section 2.9(B), no Loan may be converted into or continued as a Eurocurrency Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

         (D) Borrowing/Election Notice. The Company shall give the Administrative Agent an irrevocable Borrowing/Election Notice of each conversion of a Floating Rate Loan into a Eurocurrency Rate Loan, the conversion of a Loan denominated in Dollars to a Loan denominated in an Agreed Currency other than Dollars or continuation of a Eurocurrency Rate Loan not later than 11:00 a.m. (Chicago time) (x) one (1) Business Day prior to the date of the requested conversion or continuation, with respect to any Loan in Dollars to be converted to or continued as a Floating Rate Advance, (y) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Loan to be converted or continued as a Eurocurrency Rate Loan in Dollars, and (z) four (4) Business Days prior to the date of the requested conversion or continuation with respect to any Loan to be converted or continued as a Eurocurrency Rate Loan in an Agreed Currency other than Dollars, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) if applicable, the amount of Eurocurrency Rate Loan(s), into which such Loan is to be converted or continued, the Agreed Currency and the duration of the Interest Period applicable thereto.

         2.10. Default Rate. After the occurrence and during the continuance of a Default, at the option of the Administrative Agent or at the direction of the Required Lenders the interest rate(s) applicable to the Obligations and all other fees (including the fees payable under Section 3.7 with respect to Letters of Credit) shall be equal to (x) the interest rates and fees calculated based on the maximum Applicable Floating Rate Margins, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage, as applicable, under the pricing grid set forth in Section 2.14(D)(ii) plus (y) two percent (2.00%) per annum for all such Obligations and fees; provided that during the continuation of a Default under
Section 8.1 (F) or 8.1(G) such interest rate and fee increases shall be automatically applicable without any election of the Administrative Agent or action of the Required Lenders.

         2.11. Method of Payment. All payments of principal, interest, fees, reimbursements, commissions, L/C Obligations and other Obligations hereunder shall be made, without setoff, deduction or counterclaim (unless indicated otherwise in Section 2.14(E)), in immediately available funds to the Administrative Agent (i) with respect to Advances or other Obligations denominated in Dollars, at the Administrative Agent's address specified pursuant to Article XV in immediately available funds and (ii) with respect to Advances or other Obligations denominated in any currency other than Dollars, in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Administrative Agent, at its Eurocurrency Payment Office for such currency or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 1:00 p.m. (Chicago or local time, as applicable) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each Advance shall be repaid or prepaid in the Agreed Currency in which it was made in the amount equal to the amount borrowed in such Agreed Currency and interest payable thereon shall also be paid in such currency or, where such currency has converted to euro, in euro. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at, (a) with respect to Floating Rate Loans and Eurocurrency Loans denominated in Dollars, its address specified pursuant to
Article XV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender and (b) with respect to Eurocurrency Loans denominated in an Agreed Currency other than Dollars, in the funds received from the Borrower at the address of the Agent's Eurocurrency Payment Office for such currency. The Agent is hereby authorized to charge any account of the applicable Borrower maintained with Bank One or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.11 shall also be deemed to refer, and shall apply equally, to each Issuing Bank, in the case of payments required to be made by any Borrower to any Issuing Bank pursuant to Article III.

              Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such Agreed Currency, as applicable, with the result that different types of such Agreed Currency, (the "NEW CURRENCY") are introduced and the type of currency in which the Advance was made (the "ORIGINAL CURRENCY") no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders or in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall be made to the Administrative Agent in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in the type of currency in which such Advance was made because of the imposition of any such currency control or exchange regulation, then such Advance shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance.

         2.12. Evidence of Debt.

         (A) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the indebtedness of the Borrowers to such Lender owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (B) Register. The Register maintained by the Administrative Agent pursuant to Section 14.3(C) shall include a control account, and a subsidiary account for each Lender and each Borrower, in which accounts (taken together) shall be recorded (i) the date, the amount and the currency of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto,
(ii) the amount and the currency of any principal or interest due and payable or to become due and payable from each of the Borrowers to each Lender hereunder,
(iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 14.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

         (C) Entries in Loan Account and Register. The entries made in the Loan Account, the Register and the other accounts maintained pursuant to clauses (A) or (B) of this Section shall be conclusive and binding for all purposes, absent manifest error, unless the applicable Borrower objects to information contained in the Loan Accounts, the Register or the other accounts within thirty (30) days of the applicable Borrower's receipt of such information; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

         (D) Noteless Transaction; Notes Issued Upon Request. Any Lender may request that the Revolving Loans made or to be made by it each be evidenced by a promissory note in substantially the form of Exhibit J to evidence such Lender's Revolving Loans. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note for such Loans payable to the order of such Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 14.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

         2.13. Telephonic Notices. The Borrowers authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and

Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the applicable Borrower. Each of the Subsidiary Borrowers authorizes the Company to make requests and give notices hereunder on behalf of such Subsidiary Borrowers. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. In case of disagreement concerning such notices, if the Administrative Agent has recorded telephonic borrowing notices, such recordings will be made available to the applicable Borrower upon its request therefor.

         2.14. Promise to Pay; Interest and Commitment Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.

         (A) Promise to Pay. All Advances shall be paid in full by the applicable Borrowers on the Termination Date. Each Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents, and confirms that all Borrowers (other than Borrowers which are Foreign Subsidiaries) shall be jointly and severally liable for all of the Obligations.

         (B) Interest Payment Dates. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurocurrency Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity; provided, interest accrued on each Eurocurrency Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar quarter, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (C) Commitment Fees; Additional Fees.

              (i) The Company shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the Closing Date until the date on which the Aggregate Commitment shall be terminated in whole, a commitment fee at the rate of the then Applicable Commitment Fee Percentage multiplied by the average amount by which (A) the Aggregate Commitment in effect from time to time exceeds (B) the Revolving Credit Obligations (excluding the outstanding principal amount of the Swing Line Loans) in effect from time to time during each fiscal quarter of the Company. All such commitment fees payable under this clause (C) shall be payable quarterly on the last day of each fiscal quarter of the Company occurring after the Closing Date (with the first such payment being calculated for the period from the Closing Date and ending on December 31, 2000), and, in addition, on any date on which the Aggregate Commitment shall be terminated in whole. For purposes of calculating the commitment fee hereunder, the principal amount of each Advance made in an Agreed Currency other than Dollars shall be at any time the Dollar Amount of such Advance as determined on the most recent Computation Date with respect to such Advance.

              (ii) The Company agrees to pay or to cause the Borrowers to pay to the Administrative Agent for the sole account of the Administrative Agent and the Arranger (unless otherwise agreed between the Administrative Agent and the Arranger and any Lender) the fees set forth in the letter agreement between the Administrative Agent, the Arranger and the Company dated September 7, 2000, payable at the times and in the amounts set forth therein.

         (D) Interest and Fee Basis; Applicable Floating Rate Margins, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage.

              (i) Interest on all fees, Eurocurrency Rate Loans and Alternate Base Rate Loans calculated by reference to the Federal Fund Effective Rate shall be calculated for actual days elapsed on the basis of a 360-day year, except for interest on Eurocurrency Rate Loans denominated in British Pounds Sterling which shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest on all Alternate Base Rate Loans calculated by reference to the Prime Rate shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time or local time, as applicable) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

              (ii) The Applicable Floating Rate Margins, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this
         Section 2.14(D)(ii):

===================================================================================================================
                                        GREATER THAN OR    GREATER THAN OR    GREATER THAN OR    GREATER THAN OR
  RATIO OF TOTAL                        EQUAL TO 1.50 TO   EQUAL TO 2.00 TO   EQUAL TO 2.50 TO   EQUAL TO 3.00 TO
   DEBT/ADJUSTED    LESS THAN 1.50 TO    1.00 AND LESS      1.00 BUT LESS      1.00 BUT LESS      1.00 BUT LESS
      EBITDA               1.00        THAN 2.00 TO 1.00  THAN 2.50 TO 1.00  THAN 3.00 TO 1.00  THAN 3.25 TO 1.00
-------------------------------------------------------------------------------------------------------------------
   Commitment Fee         20.0 bps           22.5 bps           25.0 bps           30.0 bps           37.5 bps
-------------------------------------------------------------------------------------------------------------------
   Applicable
   Eurocurrency           75.0 bps          100.0 bps          112.5 bps          137.5 bps          175.0 bps
   Margin
-------------------------------------------------------------------------------------------------------------------
   Applicable
   Floating Rate           0.0 bps            0.0 bps            0.0 bps           12.5 bps           50.0 bps
   Margin
===================================================================================================================

         For purposes of this Section 2.14(D)(ii), the Leverage Ratio shall be calculated as provided in Section 7.4(A). Upon receipt of the financial statements delivered pursuant to Sections 7.1(A)(i) and (ii), as applicable, the Applicable Floating Rate Margins, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Administrative Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 7.1(A)(iii); provided, that if the Company shall not have timely delivered its financial statements in accordance with Section 7.1(A)(i) or (ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until five (5) Business Days following the date such financial statements are actually delivered, the Applicable Floating Rate Margins, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be the maximum Applicable Floating Rate Margins, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage, as applicable, under the pricing grid set forth in Section 2.14(D)(ii).

              (iii) Notwithstanding anything herein to the contrary, from the Closing Date to but not including the fifth (5th) Business Day following receipt of the Company's audited financial statements delivered pursuant to Section 7.1(A)(ii) (and accompanying officer's certificate) for the fiscal year ended September 30, 2000, the Applicable Floating Rate Margins, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be determined based upon a Leverage Ratio of greater than or equal to 1.50 to 1.00 and less than
         2.00 to 1.00 at which time the Applicable Floating Rate Margins, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be determined based on such financial statements and officer's certificate delivered therewith.

         (E) Taxes.

              (i) Any and all payments by the Borrowers hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties and liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 2.14(E)) such Lender or Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Borrower shall make such deductions or withholdings, and (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the applicable Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain the affected Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the applicable Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Commitment of such Lender.

              (ii) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

              (iii) The Company and each Subsidiary Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.14(E)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. If the Taxes or Other Taxes with respect to which the Company or any Subsidiary Borrower has made either a direct payment to the taxation or other authority or an indemnification payment hereunder are subsequently refunded to any Lender, such Lender will return to the applicable Borrower, if no Event of Default has occurred and is continuing, an amount equal to the lesser of the indemnification payment or the refunded amount. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this Section 2.14(E) submitted to the applicable Borrower and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the applicable Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled.

              (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Company or any Subsidiary Borrower, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

              (v) Without prejudice to the survival of any other agreement of the Company and the Subsidiary Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.14(E) shall survive the payment in full of all Obligations, the termination of the Letters of Credit and the termination of this Agreement.

              (vi) Each Lender (including any Replacement Lender or Purchaser) that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a "NON-U.S. LENDER") shall deliver to the Company and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 14.3 hereof (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), either (1) two (2) duly completed copies of either (A) IRS Form W-8BEN, or (B) IRS Form W-8ECI, or in either case an applicable successor form; or (2) in the case of a Non-U.S. Lender that is not legally entitled to deliver the forms listed in clause (vi)(1), (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Company or any Subsidiary Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "EXEMPTION CERTIFICATE") and (y) two (2) duly completed copies of IRS Form W-8BEN or applicable successor form. Each such Lender further agrees to deliver to the Company and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Company and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Company and the Administrative Agent pursuant to this Section 2.14(E)(vi). Further, each Lender which delivers a form or certificate pursuant to this clause (vi) covenants and agrees to deliver to the Company and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

              Each Lender shall promptly furnish to the Company and the Administrative Agent such additional documents as may be reasonably required by any Borrower or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender. Notwithstanding any other provision of this Section 2.14(E), no Borrower shall be obligated to gross up any payments to any Lender pursuant to Section 2.14(E)(i), or to indemnify any Lender pursuant to Section 2.14(E)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of (x) the failure of such Lender to deliver to the Company the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to
         Section 2.14(E)(vi), (y) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (z) the Lender designating a successor Lending Installation at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the applicable Borrower shall be obligated to gross up any payments to any such Lender pursuant to Section 2.14(E)(i), and to indemnify any such Lender pursuant to Section 2.14(E)(iii), in respect of United States federal withholding taxes if (x) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect,
         (ii) the redesignation of the Lender's Lending Installation was made at the request of the Company or (iii) the obligation to gross up payments to any such Lender pursuant to Section 2.14(E)(i), or to indemnify any such Lender pursuant to Section 2.14(E)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of the Company.

              (vii) Upon the request, and at the expense of the Company, each Lender to which any Borrower is required to pay any additional amount pursuant to this Section 2.14(E), shall reasonably afford the applicable Borrower the opportunity to contest, and shall reasonably cooperate with the applicable Borrower in contesting, the imposition of any Tax giving rise to such payment; provided, that (i) such Lender shall not be required to afford the applicable Borrower the opportunity to so contest unless the applicable Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement; and (ii) the Company shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the applicable Borrower in contesting the imposition of such Tax; provided, however, that notwithstanding the foregoing, no Lender shall be required to afford any Borrower the opportunity to contest, or cooperate with the applicable Borrower in contesting, the imposition of any Taxes, if such Lender in good faith determines that to do so would have an adverse effect on it.

         2.15. Notification of Advances, Interest Rates, Prepayments and Aggregate Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing/Election Notice, and repayment notice received by it hereunder. The Administrative Agent will notify the applicable Borrower and each Lender of the interest rate and Agreed Currency applicable to each Eurocurrency Rate Loan promptly upon determination of such interest rate and Agreed Currency and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.16. Lending Installations. Each Lender will book its Loans or Letters of Credit at the appropriate Lending Installation listed on the administrative information sheets provided to the Agent in connection herewith or such other Lending Installation designated by such Lender in accordance with the final sentence of this Section 2.16. All terms of this Agreement shall apply to any such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made.

         2.17. Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of any Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the applicable Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

         2.18. Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement, until (A) all financing arrangements among the Borrowers and the Lenders shall have been terminated and (B) all of the Letters of Credit shall have expired, been cancelled or terminated, or cash collateralized pursuant to the terms of this Agreement or supported by a letter of credit acceptable to the Administrative Agent (collectively, the "TERMINATION CONDITIONS"), all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

         2.19. Replacement of Certain Lenders. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Applicable Pro Rata Share of any Advance requested by the applicable Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans pursuant to Section 2.2(D), which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from any Borrower under Sections 2.14(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurocurrency Rate Loans to any Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked Section 11.2; then, in any such case, after engagement of one or more "Replacement Lenders" (as defined below) by the Company and/or the Administrative Agent, the Company or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Company and a copy to the Company in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 14.3(A) which the Company or the Administrative Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this

Agreement and the other Loan Documents (including, without limitation, its Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, L/C Drafts and unreimbursed drawings under Letters of Credit, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with Section 14.3. The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Company, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.14(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.14(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.19; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14(E), 4.1, 4.2, 4.4, and 11.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 12.8. Upon the replacement of any Affected Lender pursuant to this Section 2.19, the provisions of Section 9.2 shall continue to apply with respect to Loans which are then outstanding with respect to which the Affected Lender failed to fund its Applicable Pro Rata Share and which failure has not been cured.

         2.20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office in Chicago, Illinois on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other

Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 14.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

         2.21. Market Disruption; Calculation of Amounts.

         (A) Market Disruption. Notwithstanding the satisfaction of all conditions referred to in this Article II and Article V with respect to any Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Rate Loans comprising such Advance to be denominated in the Agreed Currency specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to such Borrower and the Lenders, or the applicable Borrower shall give notice to the Administrative Agent, and the Lenders, as the case may be, and such Eurocurrency Rate Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, as Floating Rate Loans, unless the applicable Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice.

         (B) Calculation of Amounts. The Administrative Agent will determine the Dollar Amount of (i) each Advance as of the date three Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Advance, and (ii) all outstanding Advances on and as of the last Business Day of each quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders (each such day upon or as of which the Administrative Agent makes such calculation, being a "COMPUTATION DATE"). Except as set forth in Sections 2.1 and 2.4, all amounts referenced in this Article II shall be calculated using the Dollar Amount determined based upon the Equivalent Amount in effect as of the applicable Calculation Date; provided, however, to the extent that any Borrower shall be obligated hereunder to pay in Dollars any Advance denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof) and in the event that the applicable Borrower does not reimburse the Administrative Agent and the Lenders are required to fund a purchase of a participation in such Advance, such purchase shall be made in Dollars in an amount equal to the Dollar Amount of such Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof).

         2.22. Subsidiary Borrowers. The Company may at any time or from time to time, with the consent of the Administrative Agent add as a party to this Agreement any Subsidiary to be a

Subsidiary Borrower hereunder by the execution and delivery to the Administrative Agent and the Lenders of (a) a duly completed Assumption Letter by such Subsidiary, with the written consent of the Borrower at the foot thereof, (b) such guaranty and subordinated intercompany indebtedness documents as may be reasonably required by the Administrative Agent and such other opinions, documents, certificates or other items as may be required by Section 5.2, such documents with respect to any additional Subsidiaries to be substantially similar in form and substance to the Loan Documents executed on or about the date hereof by the Subsidiaries parties hereto as of the Closing Date. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Subsidiary Borrower under this Agreement shall have been repaid or paid in full, all Letters of Credit issued for the account of such Subsidiary Borrower have expired or been returned and terminated and all other obligations of such Subsidiary Borrower under this Agreement shall have been fully performed, the Company may, by not less than five (5) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary Borrower's status as a "Subsidiary Borrower". The Administrative Agent shall give the Lenders written of the addition of any Subsidiary Borrowers to this Agreement.

                   ARTICLE III: THE LETTER OF CREDIT FACILITY

         3.1. Obligation to Issue Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrowers herein set forth, each Issuing Bank hereby agrees to issue for the account of the Company or any Subsidiary Borrower through such Issuing Bank's branches as it and the Company may jointly agree, one or more standby Letters of Credit denominated in Dollars or an Agreed Currency in accordance with this Article III, from time to time during the period, commencing on the Closing Date and ending on the Business Day prior to the Termination Date.

         3.2. Types and Amounts. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

              (i) issue (or amend) any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, (a) the Dollar Amount of the Revolving Credit Obligations plus the CP Amount at such time would exceed the Aggregate Commitment at such time or (b) the aggregate outstanding Dollar Amount of the L/C Obligations would exceed $25,000,000 calculated as of the date of issuance of any Letter of Credit; or

              (ii) issue (or amend) any Letter of Credit which has an expiration date later than the date which is the earlier of (x) one (1) year after the date of issuance thereof or (y) five (5) Business Days immediately preceding the Termination Date; provided, that any Letter of Credit with a one year tenor may provide for the renewal thereof for additional one year periods (which in no event shall extend beyond the date referred to in clause (y) above).

         3.3. Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1, 5.2 and 5.3, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

              (i) the applicable Borrower shall have delivered to the applicable Issuing Bank (at such times and in such manner as such Issuing Bank may reasonably prescribe) and the Administrative Agent, a request for issuance of such Letter of Credit in substantially the form of Exhibit C hereto, duly executed applications for such Letter of Credit and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C DOCUMENTS"), and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

              (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

         3.4. Procedure for Issuance of Letters of Credit.

         (A) Issuance. Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1, 5.2 and
5.3 hereof have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Company or a Subsidiary Borrower, as applicable in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in Section 5.3 hereof have been satisfied unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met.

         (B) Notice. The applicable Issuing Bank shall give the Administrative Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, provided, however, that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank.

         (C) No Amendment. No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this Section 3.4 are met as though a new Letter of Credit was being requested and issued.

         3.5. Letter of Credit Participation. Immediately upon the issuance of each Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the applicable Borrower in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C INTEREST") in an amount equal to the Dollar Amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Share. Each Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which an Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Administrative Agent or the applicable Issuing Bank, each Lender shall make payment to the Administrative Agent, for the account of the applicable Issuing Bank, in immediately available funds in the Agreed Currency in an amount equal to such Lender's Pro Rata Share of such payment or draw. The obligation of each Lender to reimburse the Issuing Banks under this Section 3.5 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 3.5, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the applicable Issuing Bank for such amount in accordance with this
Section 3.5.

         3.6. Reimbursement Obligation. Each of the Borrowers agree unconditionally, irrevocably and absolutely to pay immediately to the Administrative Agent, for the account of the Lenders, the amount of each advance drawn under or pursuant to a Letter of Credit issued to it or an L/C Draft related thereto (such obligation of such Borrower to reimburse the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by the applicable Borrower no later than the Business Day on which the applicable Issuing Bank makes payment of each such L/C Draft or, if the applicable Borrower shall have received notice of a Reimbursement Obligation later than 12:00 p.m. (Chicago time), on any Business Day or on a day which is not a Business Day, no later than 12:00 p.m. (Chicago time), on the immediately following Business Day or, in the case of any other draw on a Letter of Credit, the date specified in the demand of such Issuing Bank. If any Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.6, such Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the Dollar Amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, any Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

         3.7. Letter of Credit Fees. The Borrowers agree to pay:

              (i) quarterly, in arrears, to the Administrative Agent for the ratable benefit of the Lenders, except as set forth in Section 9.2, a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding Dollar Amount available for drawing under all Letters of Credit;

              (ii) quarterly, in arrears, to the applicable Issuing Bank, a letter of credit fronting fee in an amount agreed to between the applicable Borrower and the applicable Issuing Bank on the average daily outstanding stated amount available for drawing under all Letters of Credit issued by such Issuing Bank; and

              (iii) to the applicable Issuing Bank, all customary fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of L/C Drafts, negotiation, transfer and the like customarily charged by such Issuing Banks with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

         3.8. Issuing Bank Reporting Requirements. In addition to the notices required by Section 3.4(B), each Issuing Bank shall, at any time as requested by the Administrative Agent or the Required Lenders but in any event no later than the tenth Business Day following the last day of each month, provide to the Administrative Agent schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, Agreed Currency and amount in such Agreed Currency, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the applicable Borrower during such month. In addition, upon the request of the Administrative Agent, each Issuing Bank shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent. Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit as the Administrative Agent has received from the Issuing Banks.

         3.9. Indemnification; Exoneration.

         (A) Indemnification. In addition to amounts payable as elsewhere provided in this Article III, each Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         (B) Risk Assumption. As among the Borrowers, the Lenders, the Administrative Agent and the Issuing Banks, the Borrowers assume all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrowers at the time of request for any Letter of Credit, neither the Administrative Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this Section 3.9.

         (C) No Liability. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Administrative Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

         (D) Survival of Agreements and Obligations. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 3.9 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

         (E) Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of a Default, the Borrowers shall, on the Business Day that it receives Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Banks, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to one hundred five percent (105%) of the aggregate Dollar Amount of the outstanding L/C Obligations. In addition, if the Revolving Credit Availability is at any time less than the Dollar Amount of all contingent L/C Obligations outstanding at any time, the Borrowers shall deposit cash collateral with the Administrative Agent in Dollars in an amount equal to one hundred five percent (105%) of the Dollar Amount by which such L/C Obligations exceed such Revolving Credit Availability. Any such collateral shall be held by the Administrative Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the Borrowers' obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 3.11 which are not to be applied to reimburse an Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to the Borrowers, after deduction of the Administrative Agent's expenses incurred in connection with such cash collateral account.

                       ARTICLE IV: CHANGE IN CIRCUMSTANCES

         4.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

              (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding taxation of the overall net income of any Lender or taxation of a similar basis, which are governed by Section 2.14(E)), or changes the basis of taxation of payments to any Lender in respect of its Commitment, Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

              (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Rate Loans) with respect to its Commitment, Loans, L/C Interests, Loans or the Letters of Credit, or

              (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Commitment, the Loans, the L/C Interests or the Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Commitment, Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Commitment, Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Commitment, Loans, L/C Interests, or Letters of Credit or to reduce any amount received under this Agreement, then, within thirty (30) days after receipt by the Company or any other Borrower of written demand by such Lender pursuant to Section 4.5, the applicable Borrowers shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Commitment.

         4.2. Changes in Capital Adequacy Regulations. If a Lender determines
(i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Commitment, Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within thirty (30) days after receipt by the Company or any other Borrower of written demand by such Lender pursuant to Section 4.5, the applicable Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Commitment, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         4.3. Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurocurrency Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type, currency or maturity appropriate to match fund Eurocurrency Rate Loans are not available or (y) the interest rate applicable to a Eurocurrency Rate Loan does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i), require any Advances of the affected Type to be repaid or converted into another Type.

         4.4. Funding Indemnification. If any payment of a Eurocurrency Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment (whether voluntary or mandatory, including, without limitation as required pursuant to Section 2.4(B)), or otherwise (including, without limitation, as a result of the provisions of Section 2.5(B)), or a Eurocurrency Rate Loan is not made on the date specified by the applicable Borrower for any reason other than default by the Lenders, or a Eurocurrency Rate Loan is not prepaid on the date specified by the applicable Borrower for any reason, the Borrowers indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurocurrency Rate Loan.

         4.5. Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Rate Loan to reduce any liability of any Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not, in the judgment of the Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Company (with a copy to the Administrative Agent) as to the amount due, if any, under Section 2.14(E), 4.1,
4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Rate Loan shall be calculated as though each Lender funded its Eurocurrency Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the applicable Borrower of such statement. The obligations of the Company and the other Borrowers under Sections 2.14(E), 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.

                         ARTICLE V: CONDITIONS PRECEDENT


         5.1. Initial Advances and Letters of Credit. The Lenders shall not be required to make the initial Loans or issue any Letters of Credit unless the Company has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Administrative Agent and the Lenders:

         (1) Copies of the Certificate of Incorporation of each of the initial Loan Parties as of the Closing Date, together with all amendments and a certificate of good standing, both certified as of a recent date by the appropriate governmental officer in its jurisdiction of incorporation;

         (2) Copies, certified by the Secretary or Assistant Secretary of each of the Loan Parties of their respective By-Laws and of their respective Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents entered into by it;

         (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Loan Parties, which shall identify by name and title and bear the signature of the officers of the applicable Loan Party authorized to sign the Loan Documents and, of the applicable Borrower to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Company;

         (4) A certificate, in form and substance satisfactory to the Administrative Agent, signed by an Authorized Officer of the Company, certifying that on the date of this Agreement and such initial Borrowing Date all the representations in this Agreement are true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) and no Default or Unmatured Default has occurred and is continuing;

         (5) The written opinion of the Borrowers' and Guarantors' general counsel addressed to the Administrative Agent and the Lenders, in substantially the forms attached hereto as Exhibit E;

         (6) Evidence satisfactory to the Administrative Agent that there exists no injunction or temporary restraining order which, in the judgment of the Administrative Agent, would prohibit the making of the Loans and the other transactions contemplated by the Loan Documents or any litigation seeking such an injunction or restraining order;

         (7) A written opinion of foreign counsel with respect to each Pledge Agreement to be delivered on the Closing Date, addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent;

         (8) Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, all of the documents reflected on the List of Closing Documents attached as Exhibit F to this Agreement;

         (9) Evidence reasonably satisfactory to the Administrative Agent of the payment of all principal, interest, fees and premiums, if any, on all loans outstanding under (a) the $60,000,000 Demand Note dated September 15, 2000 issued by the Company to Bank One and (b) the Amended and Restated Credit Agreement dated as of June 15, 2000 among the Company, the lenders parties thereto and Firstar Bank, National Association, as agent and the termination of the applicable agreements relating to each of the foregoing; and

         (10) Evidence satisfactory to the Administrative Agent that the Company has paid or caused to be paid to the Administrative Agent and the Arranger the fees agreed to in the fee letter dated September 7, 2000, among the Administrative Agent, the Arranger and the Company.

         5.2. Initial Advance to Each New Subsidiary Borrower. No Lender shall be required to make an Advance hereunder or purchase participations in Letters of Credit, no Issuing Bank shall be required to issue a Letter of Credit hereunder, in each case, to a new Subsidiary Borrower added after the Closing Date unless the Company has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:

         (1) The Assumption Letter executed and delivered by such Subsidiary Borrower and containing the written consent of the Company at the foot thereof, as contemplated by Section 2.22;

         (2) Copies, certified by the Secretary, Assistant Secretary, Director or Officer of the Subsidiary Borrower, of its Board of Directors' resolutions (and/or resolutions of other bodies, if any are deemed necessary by the Administrative Agent) approving the Assumption Letter;

         (3) An incumbency certificate, executed by the Secretary, Assistant Secretary, Director or Officer of the Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers of such Subsidiary Borrower authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Subsidiary Borrower hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company;

         (4) An opinion of counsel to such Subsidiary Borrower, substantially in the form of Exhibit E hereto or, in the case of a new non-domestic Subsidiary Borrower, in a form reasonably acceptable to the Administrative Agent;

         (5) Guaranty documentation and pledge agreement documentation, if applicable, from such Subsidiary Borrower in form and substance acceptable to the Administrative Agent as required pursuant to Section 7.2(K);

         (6) With respect to the initial Advance or any Swing Line Loan made to any Subsidiary Borrower organized under the laws of England and Wales (or any other jurisdiction where filings are required in order for amounts payable under this Agreement to be exempt from applicable withholding or other taxes), the Administrative Agent shall have received originals and/or copies, as applicable, of all filings required to be made and such other evidence as the Administrative Agent may require establishing to the Administrative Agent's satisfaction that each Lender, Swing Line Bank and Issuing Bank is entitled to receive payments under the Loan Documents without deduction or withholding of any English taxes (or taxes under such other jurisdictions) or with such deductions and withholding of English taxes (or other jurisdiction's taxes) as may be acceptable to the Administrative Agent.

         5.3. Each Advance and Letter of Credit. The Lenders shall not be required to make any Advance, or convert or continue any Advance, or issue any Letter of Credit and no Swing Line Bank shall be required to make any Swing Line Loans hereunder, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

         (A) No Defaults. There exists no Default or Unmatured Default;

         (B) Representations and Warranties. All of the representations and warranties contained in Article VI are true and correct as of such Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) except for changes in the Schedules to this Agreement reflecting transactions permitted by or not in violation of this Agreement; and

         (C) Maximum Amounts. The Revolving Credit Obligations plus the CP Amount do not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the Aggregate Commitment.

         (D) Legal Matters. All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

         Each Borrowing/Election Notice with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 5.3(A), (B) and (C) have



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

been satisfied. Any Lender may require a duly completed officer's certificate in substantially the form of Exhibit G hereto and/or a duly completed compliance certificate in substantially the form of Exhibit H hereto as a condition to making an Advance.

                   ARTICLE IV: REPRESENTATIONS AND WARRANTIES

              In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described herein, the Company represents and warrants as follows to each Lender and the Administrative Agent as of the Closing Date and thereafter on each date as required by Section 5.2 and 5.3:

         6.1. Organization; Corporate Powers. The Company and each of its Subsidiaries (i) is a corporation, limited liability company, partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing, in the Company's reasonable judgment, could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted

         6.2. Authority, Execution and Delivery; Loan Documents.

         (A) Power and Authority. Each of the Loan Parties has the requisite power and authority to execute, deliver and perform each of the Loan Documents which are to be executed by it as required by this Agreement and the other Loan Documents and (ii) to file the Loan Documents which must be filed by it as required by this Agreement, the other Loan Documents or otherwise with any Governmental Authority.

         (B) Execution and Delivery. The execution, delivery, performance and filing, as the case may be, of each of the Loan Documents as required by this Agreement or otherwise and to which any Loan Party is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the applicable Loan Parties, and such approvals have not been rescinded.

         6.3. No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which the each of Loan Parties is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of such Loan Party, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of any such Loan Party, or require termination of any Contractual Obligation, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Company or any of its Subsidiaries, other than Liens permitted or created by the Loan Documents, or (iv) require any approval of any Loan Party's Board of Directors or shareholders except such as have been obtained. The execution, delivery and performance of each of the Loan Documents to which the Company or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate, in the Company's reasonable judgment, could not reasonably be expected to have a Material Adverse Effect.

         6.4. Financial Statements.

         (A) Pro Forma Financials. The combined pro forma balance sheet, income statements and statements of cash flow of the Company and its Subsidiaries, copies of which are attached hereto as Schedule 6.4 to this Agreement, present on a pro forma basis the financial condition of the Company and such Subsidiaries as of such date, and demonstrate that the Company and its Subsidiaries can repay their debts and satisfy their other obligations as and when due, and can comply with the requirements of this Agreement. The projections and assumptions expressed in the pro forma financials referenced in this Section 6.4(A) were prepared in good faith and represent management's opinion based on the information available to the Company at the time so furnished and, since the preparation thereof and up to the Closing Date, there has occurred no change in the business, financial condition, operations, or prospects of the Company or any of its Subsidiaries, or the Company and its Subsidiaries taken as a whole which, in the Company's reasonable judgment, has had or could reasonably be expected to have a Material Adverse Effect.

         (B) Audited Financial Statements. Complete and accurate copies of the audited financial statements and the audit reports related thereto of the Company and its consolidated Subsidiaries as at September 30, 1999 have been delivered to the Administrative Agent and such financial statements were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries, at such date and the consolidated results of their operations for the period then ended.

         (C) Interim Financial Statements. Complete and accurate copies of the unaudited financial statements of the Company and its consolidated Subsidiaries as at June 30, 2000 have been delivered to the Administrative Agent and such financial statements were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries, at such date and the consolidated results of their operations for the period then ended, subject to normal year-end audit adjustments.

         6.5. No Material Adverse Change. Since September 30, 1999, there has occurred no change in the business, properties, condition (financial or otherwise), performance, results of operations or prospects of the Company, any other Borrower or the Company and its Subsidiaries taken as a whole or any other event which, in the Company's reasonable judgment, has had or could reasonably be expected to have a Material Adverse Effect.

         6.6. Taxes.

         (A) Tax Examinations. All deficiencies which have been asserted against the Company or any of the Company's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised by any taxing authority in any such examination which, by application of similar principles, could reasonably be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Company's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to Section 7.2(D), neither the Company nor any of the Company's Subsidiaries anticipates any tax liability with respect to the years which have not been closed pursuant to applicable law.

         (B) Payment of Taxes. All material tax returns and reports of the Company and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. The Company has no knowledge of any proposed tax assessment against it or any of its Subsidiaries that, in the Company's reasonable judgment, will have or could reasonably be expected to have a Material Adverse Effect.

         6.7. Litigation; Loss Contingencies and Violations. Except as set forth in Schedule 6.7 (the "DISCLOSED LITIGATION"), there is no action, suit, proceeding, arbitration or, to the Company's knowledge, investigation before or by any Governmental Authority or private arbitrator pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries or any property of any of them. Neither any of the Disclosed Litigation nor any action, suit, proceeding, arbitration or investigation which has commenced since the Closing Date (i) challenges the validity or the enforceability of any material provision of the Loan Documents or (ii) has or could reasonably be expected to have, in the Company's reasonable judgment, a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Company prepared and delivered pursuant to Section 7.1(A) for the fiscal period during which such material loss contingency was incurred. Neither the Company nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation, in the Company's reasonable judgment, could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which, in the Company's reasonable judgment, could reasonably be expected to have a Material Adverse Effect.

         6.8. Subsidiaries. Schedule 6.8 to this Agreement (i) contains a description of the corporate structure of the Company, its Subsidiaries and any other Person in which the Company or any of its Subsidiaries holds an Equity Interest; and (ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Company and the direct and indirect Subsidiaries of the Company are qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of each of the Company's Foreign Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Company and each of its Subsidiaries in any Person. Except as disclosed on Schedule 6.8, none of the issued and outstanding Capital Stock of the Company's Foreign Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.

         6.9. ERISA. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Company nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums. As of the last day of the most recent prior plan year, the market value of assets under each Benefit Plan, other than any Multiemployer Plan, was not by a material amount less than the present value of benefit liabilities thereunder (determined in accordance with the actuarial valuation assumptions described therein). Neither the Company nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan of a material amount or (ii) incurred a material complete or partial withdrawal under Section 4203 or Section 4205 of ERISA from a Multiemployer Plan. Neither the Company nor any member of the Controlled Group has failed to make an installment or any other payment of a material amount required under Section 412 of the Code on or before the due date for such installment or other payment. Each Plan, Foreign Employee Benefit Plan and Non-ERISA Commitment complies in all material respects in form, and has been administered in all material respects in accordance with its terms and, in accordance with all applicable laws and regulations, including but not limited to ERISA and the Code. There have been no and there is no prohibited transaction described in Sections 406 of ERISA or 4975 of the Code with respect to any Plan for which a statutory or administrative exemption does not exist which could reasonably be expected to subject the Company or any of is Subsidiaries to material liability. Neither the Company nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Company or any of its Subsidiaries to material liability. Neither the Company nor any member of the Controlled Group is subject to any material liability under, or has any potential material liability under, Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA. The present value of the aggregate liabilities to provide all of the accrued benefits under any Foreign Pension Plan do not exceed the current fair market value of the assets held in trust or other funding vehicle for such plan by a material amount. With respect to any Foreign Employee Benefit Plan other than a Foreign Pension Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such plan is maintained. Neither the Company nor any other member of the Controlled Group has taken or failed to take any action, nor has any event occurred, with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) which action, inaction or event could reasonably be expected to subject the Company or any of its Subsidiaries to material liability. For purposes of this Section 6.9, "material" means any amount, noncompliance or other basis for liability which, in the Company's reasonable judgment, could reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate with each other basis for liability under this Section 6.9, in excess of $5,000,000.

         6.10. Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Company and any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Company and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         6.11. Securities Activities. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         6.12. Material Agreements. Neither the Company nor any of its Subsidiaries is a party to any Contractual Obligation or subject to any charter or other corporate restriction which, in the Company's reasonable judgment, individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate could not reasonably be expected to have, in the Company's reasonable judgment, a Material Adverse Effect.

         6.13. Compliance with Laws. The Company and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could, in the Company's reasonable judgment, reasonably be expected to have a Material Adverse Effect.

         6.14. Assets and Properties. The Company and each of its Subsidiaries has good and marketable title to all of its material assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its material leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.3(C). Substantially all of the assets and properties owned by, leased to or used by the Company and/or each such Subsidiary of the Company are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Company or such Subsidiary in and to any of such assets in a manner that, in the Company's reasonable judgment, could reasonably be expected to have a Material Adverse Effect.

         6.15. Statutory Indebtedness Restrictions. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or any other foreign, federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

         6.16. Insurance. The insurance policies and programs in effect with respect to the respective properties, assets, liabilities and business of the Company and its Subsidiaries reflect coverage that is reasonably consistent with prudent industry practice.

         6.17. Environmental Matters.

         (A) Environmental Representations. Except as disclosed on Schedule 6.17 to this Agreement:

              (i) the operations of the Company and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

              (ii) the Company and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

              (iii) neither the Company, any of its Subsidiaries nor any of their respective present property or operations, or, to the Company's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Company or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

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              (iv) there is not now, nor to the Company's or any of its
         Subsidiaries' knowledge has there ever been, on or in the property of the Company or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material; and

              (v) neither the Company nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

         (B) Materiality. For purposes of this Section 6.17 "material" means any noncompliance or basis for liability which, in the Company's reasonable judgment, could reasonably be likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.

         6.18. Representations and Warranties of each Subsidiary Borrower. Each Subsidiary Borrower represents and warrants to the Lenders that:

         (A) Organization and Corporate Powers. Such Subsidiary Borrower (i) is a company duly formed and validly existing and in good standing under the laws of the state or country of its organization (such jurisdiction being hereinafter referred to as the "HOME COUNTRY") and (ii) has the requisite power and authority to own its property and assets and to carry on its business substantially as now conducted except where the failure to have such requisite authority would not reasonably be expected to have, in the Company's reasonable judgment, a Material Adverse Effect.

         (B) Binding Effect. Each Loan Document executed by such Subsidiary Borrower is the legal, valid and binding obligation of such Subsidiary Borrower enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

         (C) No Conflict; Government Consent. Neither the execution and delivery by such Subsidiary Borrower of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such Subsidiary Borrower with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Subsidiary Borrower or any of its Subsidiaries or such Subsidiary Borrower's or any of its Subsidiaries' memoranda or articles of association or the provisions of any indenture, instrument or agreement to which such Subsidiary Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of such Subsidiary Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition would not, in the Company's reasonable



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

judgment, reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, except for such as have been obtained or made.

         (D) Filing. To ensure the enforceability or admissibility in evidence of this Agreement and each Loan Document to which such Subsidiary Borrower is a party in its Home Country, it is not necessary that this Agreement or any other Loan Document to which such Subsidiary Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid to or in respect of this Agreement or any other Loan Document of such Subsidiary Borrower. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of such Subsidiary Borrower's Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which such Subsidiary Borrower is a party or the enforcement of any such right, privilege, or remedy against Subsidiary Borrower. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of such Subsidiary Borrower's Home Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of such Subsidiary Borrower's Home Country or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, the Borrowers hereby agree to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent the Borrowers make such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which the such Subsidiary Borrower's Home Country is a member.

         (E) No Immunity. Neither such Subsidiary Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Subsidiary Borrower's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

         (F) Application of Representations and Warranties. It is understood and agreed by the parties hereto that the representations and warranties of each Subsidiary Borrower in this Section 6.18 shall only be applicable to such Subsidiary Borrower on and after the date of its execution of an Assumption Letter.

         6.19. Foreign Employee Benefit Matters. (a) Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan; (b) the aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed to any material extent the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans; (c) with respect to any Foreign Employee Benefit Plan maintained or contributed to by the Company or any Subsidiary or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary of it or any member of its Controlled Group with respect to any Foreign Employee Benefit Plan. For purposes of this Section 6.19, "material" means any noncompliance or basis for liability which, in the Company's reasonable judgment, could reasonably be likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $10,000,000.

         6.20. Benefits. Each of the Company and its Subsidiaries will benefit from the financing arrangement established by this Agreement. The Administrative Agent and the Lenders have stated and the Company acknowledges that, but for the agreement by each of the Subsidiary Guarantors to execute and deliver the Subsidiary Guaranty, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

                             ARTICLE VII: COVENANTS

         The Company covenants and agrees that so long as any Commitments are outstanding and thereafter until all of the Termination Conditions have been satisfied, unless the Required Lenders shall otherwise give prior written consent:

         7.1. Reporting. The Company shall:

         (A) Financial Reporting. Furnish to the Administrative Agent (with sufficient copies for each of the Lenders):

              (i) Quarterly Reports. As soon as practicable and in any event within forty-five (45) days after the end of the first three quarterly periods of each of its fiscal years, the consolidated balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by a Financial Officer of the Company on behalf of the Company and its Subsidiaries as fairly presenting the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year-end audit adjustments and the absence of footnotes, together with any management discussion and analysis of such financial statements prepared for presentation to the Board of Directors of the Company.

              (ii) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year; provided, for the fiscal year ended September 30, 2000 the only consolidating information required shall be abbreviated consolidating income statements of the Company and its Subsidiaries for such fiscal year, and (b) an audit report on the consolidated financial statements (but not the consolidating financial statements) listed in clause (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this clause (ii) shall be accompanied by the management letter prepared by the above-referenced accountants, if any such management letter is prepared in connection with such audited financial statements.

              (iii) Officer's Certificate. Together with each delivery of any financial statement (a) pursuant to clauses (i) or (ii) of this Section 7.1(A), an Officer's Certificate of the Company, substantially in the form of Exhibit G attached hereto and made a part hereof, stating that
         (x) the representations and warranties of the Company contained in
         Article VI hereof shall have been true and correct (unless such representation or warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) at all times during the period covered by such financial statements and as of the date of such Officer's Certificate and (y) as of the date of such Officer's Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) pursuant to clauses (i) and (ii) of this Section 7.1(A), a compliance certificate, substantially in the form of Exhibit H attached hereto and made a part hereof, signed by an Authorized Officer, which demonstrates compliance with the financial tests contained in Section 7.3 and Section 7.4, and which calculates the Leverage Ratio for purposes of determining the then Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage.

         (B) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer, controller, chief legal officer or general counsel of the Company obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E), or (iii) that any other development, financial or otherwise, which, in the Company's reasonable judgment, could reasonably be expected to have a Material Adverse Effect has occurred, the Company shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Company have taken, are taking and propose to take with respect thereto.

         (C)  Lawsuits.

              (i) Promptly upon the Company obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed pursuant to Section 6.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company's reasonable judgment, the Company and/or any of its Subsidiaries to liability in an amount aggregating $5,000,000 or more, give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and

              (ii) Promptly upon the Company or any of its Subsidiaries obtaining knowledge of any material adverse developments with respect to any of the Disclosed Litigation, which Disclosed Litigation exposes, in the Company's reasonable judgment, the Company and/or any of its Subsidiaries to liability in an amount aggregating $15,000,000 or more, give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and

              (iii)  In addition to the requirements set forth in clauses
         (i) and (ii) of this Section 7.1(C), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any Disclosed Litigation or any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not jeopardize any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

         (D) ERISA Notices. Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

              (i) (a) within twenty (20) Business Days after the Company obtains knowledge that a Termination Event has occurred, a written statement of a Financial Officer of the Company describing such Termination Event and the action, if any, which the Company have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within twenty (20) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which, in the Company's reasonable judgment, could reasonably be expected to subject the Company or any of its Subsidiaries to liability in excess of $5,000,000, a written statement of a Financial Officer or designee of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

              (ii) within twenty (20) Business Days after the filing of any funding waiver request with the IRS, a copy of such funding waiver request and thereafter all communications received by the Company or a member of the Controlled Group with respect to such request within twenty (20) Business Days such communication is received; and

              (iii) within twenty (20) Business Days after the Company or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a notice describing such matter.

For purposes of this Section 7.1(D), the Company, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Plan of which the Company or any member of the Controlled Group or such Subsidiary is the plan sponsor.

         (E) Other Indebtedness. Deliver to the Administrative Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults or amortization events (including any accompanying officer's certificate) delivered by or on behalf of the Company to the holders of Material Indebtedness or Receivables Facility Attributed Indebtedness pursuant to the terms of the agreements governing such Material Indebtedness or Receivables Facility Attributed Indebtedness, such delivery to be made at the same time and by the same means as such notice of default is delivered to such holders, and
(ii) a copy of each notice or other communication received by the Company from the holders of Material



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


Indebtedness or Receivables Facility Attributed Indebtedness regarding potential or actual defaults pursuant to the terms of such Material Indebtedness or Receivables Facility Attributed Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Company or any of its Subsidiaries.

         (F) Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of (i) all financial statements, reports and notices, if any, sent or made available generally by the Company to their securities holders or filed with the Commission by the Company, (ii) all press releases made available generally by the Company or any of the Company's Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary and (iii) all material notifications received from the Commission by the Company or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder.

         (G) Environmental Notices. As soon as possible and in any event within twenty (20) days after receipt by the Company, deliver to the Administrative Agent and the Lenders a copy of (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries if, in either case, such notice or claim relates to an event which, in the Company's reasonable judgment, could reasonably be expected to subject the Company and its Subsidiaries to liability individually or in the aggregate in excess of $10,000,000.

         (H) Amendments to Financing Facilities. Promptly after the execution thereof, copies of all material amendments to any of the Receivables Purchase Documents.

         (I) Other Information. Promptly upon receiving a request therefor from the Administrative Agent or any of the Lenders, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Company, any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent or any of the Lenders.

         7.2. Affirmative Covenants.


         (A) Existence, Etc. The Company shall and, except as permitted pursuant to Section 7.3(H), shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

         (B) Corporate Powers; Conduct of Business. The Company shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified, in the Company's reasonable judgment, will have or could reasonably be expected to have a Material Adverse Effect. The Company will, and will cause each Subsidiary to, carry on



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




and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

         (C) Compliance with Laws, Etc. The Company shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless failure to comply or obtain such permits, in the Company's reasonable judgment, could not reasonably be expected to have a Material Adverse Effect.

         (D) Payment of Taxes and Claims; Tax Consolidation. The Company shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(C)) upon any of the Company's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

         (E) Insurance. The Company shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, insurance policies and programs, with such deductibles or self-insurance amounts as reflect coverage that is reasonably consistent with prudent industry practice as determined by the Company.

         (F) Inspection of Property; Books and Records; Discussions. The Company shall permit and cause each of its Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine their respective financial and accounting records and other material data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested (provided that an officer of the Company or any of its Subsidiaries may, if it so desires, be present at and participate in any such discussion). The Company shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is



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





continuing, the Company, upon the Administrative Agent's request, shall turn over copies of any such records to the Administrative Agent or its representatives.

         (G) ERISA Compliance. The Company shall, and shall cause each of its Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA and shall operate all Plans to comply in all material respects with the applicable provisions of the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except for any noncompliance which, individually or in the aggregate, could not reasonably be expected to subject the Company or any of its Subsidiaries, in the Company's reasonable judgment, to liability, individually or in the aggregate, in excess of $5,000,000.

         (H) Maintenance of Property. The Company shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.2(H) shall prevent the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Administrative Agent or the Lenders.

         (I) Environmental Compliance. The Company and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to, in the Company's reasonable judgment, subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $10,000,000.

         (J) Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans to provide funds for general corporate purposes of the Company and its Subsidiaries, including, without limitation, for backup of permitted commercial paper issuances, to refinance certain existing debt, and the financing of Permitted Acquisitions. The Company will not, nor will they permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock or to make any Acquisition, other than a Permitted Acquisition pursuant to Section 7.3(F).

         (K)  Pledge Agreements; Subsidiary Guarantors.

              (i)    Addition of Subsidiary Guarantors.

              (a) New Subsidiaries. The Company shall cause each New Subsidiary that is, at any time, a Material Domestic Subsidiary (other than a SPV) and each other Domestic Subsidiary as is necessary to remain in compliance with the terms of Section 7.3(Q), to deliver to the Administrative Agent an executed supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of the supplement attached thereto



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



         (a "SUPPLEMENT") and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent, such Supplement and other documentation to be delivered to the Administrative Agent as promptly as possible upon the creation, acquisition of or capitalization thereof or if otherwise necessary to remain in compliance with Section 7.3(Q), but in any event within forty-five (45) days of such creation, acquisition or capitalization.

              (b) Additional Material Domestic Subsidiaries. If any consolidated Subsidiary of the Company (other than a New Subsidiary to the extent addressed in Section 7.2(K)(i)(a) or a SPV) becomes a Material Domestic Subsidiary, the Company shall cause any such Material Domestic Subsidiary to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplement and other documentation to be delivered to the Administrative Agent as promptly as possible but in any event within forty-five (45) days following the date on which such consolidated Subsidiary became a Material Domestic Subsidiary.

              (c)    Other Required Guarantors. If at any time any
         Domestic Subsidiary of the Company which is not a Subsidiary Guarantor guaranties any Indebtedness of the Company other than the Indebtedness hereunder, the Company shall cause such Subsidiary to deliver to the Administrative Agent an executed Supplement to become a Subsidiary Guarantor and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, such Supplement and other documentation to be delivered to the Administrative Agent concurrently with the delivery of the guaranty of such other Indebtedness.

              (ii)   Pledge of Material Foreign Subsidiaries.

              (a) New Material Foreign Subsidiaries. Upon the creation or acquisition of each Foreign Subsidiary which is a Material Foreign Subsidiary (including in connection with a Permitted Acquisition), or if necessary to remain in compliance with the terms of Section 7.3(Q), the Company shall or shall cause its applicable parent Domestic Subsidiary as promptly as possible (but in any event within sixty (60) days following the creation or acquisition thereof) to execute a Pledge Agreement with respect to sixty percent (60%) of the Capital Stock of such Foreign Subsidiary, and (b) deliver and cause each such parent Domestic Incorporated Subsidiary and Foreign Subsidiary to deliver corporate resolutions, opinions of counsel, stock certificates, stock powers and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, in the event that any such Foreign Subsidiary is wholly-owned by a Domestic Subsidiary which is a Guarantor and the activities of which are limited to owning the Capital Stock of its Subsidiaries, then, the Administrative Agent, at its option, may waive



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



         the requirement for the pledge of such first-tier Foreign Subsidiary's Capital Stock; provided, further, however, that in the event that more than one Subsidiary within a commonly controlled group of Subsidiaries constitutes a Foreign Subsidiary required to be pledged hereunder, then only the capital stock of the "parent" or "controlling" Subsidiary shall be required to be pledged hereunder.

              (b) Additional Material Foreign Subsidiaries. If any consolidated Subsidiary of the Company (other than a new Subsidiary to the extent addressed in Section 7.2(K)(ii)(a)) becomes a Material Foreign Subsidiary, the Borrower shall or shall cause its applicable parent Domestic Incorporated Subsidiary as promptly as possible (but in any event within sixty (60) days following the date on which such Subsidiary becomes a Material Foreign Subsidiary) to execute a Pledge Agreement with respect to sixty percent (60%) of the Capital Stock of such Material Foreign Subsidiary, and (b) deliver and cause each such parent Domestic Incorporated Subsidiary and Material Foreign Subsidiary to deliver corporate resolutions, opinions of counsel, stock certificates, stock powers and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, in the event that any such Foreign Subsidiary is wholly-owned by a Domestic Subsidiary which is a Guarantor and the activities of which are limited to owning the Capital Stock of its Subsidiaries, then, the Administrative Agent, at its option, may waive the requirement for the pledge of such first-tier Foreign Subsidiary's Capital Stock; provided, further, however, that in the event that more than one Subsidiary within a commonly controlled group of Subsidiaries constitutes a Material Foreign Subsidiary, then only the capital stock of the "parent" or "controlling" Subsidiary shall be required to be pledged hereunder.

         (L) Foreign Employee Benefit Compliance. The Company shall, and shall cause each of its Subsidiaries and each member of its Controlled Group to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not be reasonably likely to subject the Company or any of its Subsidiaries to liability, in the Company's reasonable judgment, individually or in the aggregate, in excess of $5,000,000.

         7.3  Negative Covenants.


         (A) Subsidiary Indebtedness. The Company shall not permit any of its Subsidiaries directly or indirectly to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

              (i)    Indebtedness of the Subsidiaries under the Subsidiary
         Guaranty;

              (ii) Indebtedness in respect of guaranties executed by any Subsidiary Guarantor with respect to any Indebtedness of the Company, provided such Indebtedness is not incurred by the Company in violation of this Agreement;




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


              (iii) Indebtedness in respect of obligations secured by Customary Permitted Liens;

              (iv) Indebtedness constituting Contingent Obligations permitted by Section 7.3(E);


              (v) Indebtedness arising from loans (a) from any Subsidiary to any Subsidiary or (b) from the Company to any Subsidiary; provided, that if any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness shall be expressly subordinate to the payment in full in cash of the Obligations on terms satisfactory to the Administrative Agent; and provided further that the aggregate amount of all Non-Controlled Subsidiary Investments shall not exceed $10,000,000;

              (vi) Indebtedness in respect of Hedging Obligations which are not prohibited under Section 7.3(O);

              (vii) Indebtedness with respect to surety, appeal and performance bonds obtained by any of the Company's Subsidiaries in the ordinary course of business;

              (viii) Indebtedness incurred in connection with the Receivables Purchase Documents; provided that all Receivables Facility Attributed Indebtedness of the Company and its Subsidiaries does not exceed at any one time outstanding an amount equal to twenty percent (20%) of the Company and its consolidated Subsidiaries' assets at such time; and

              (ix) Other Indebtedness, including Permitted Existing Indebtedness, in addition to that referred to elsewhere in this Section 7.3(A) incurred by the Company's Subsidiaries; provided that no Default or Unmatured Default shall have occurred and be continuing at the date of such incurrence or would result therefrom; and provided further that the aggregate outstanding amount of all Indebtedness incurred by the Company's Subsidiaries (other than Indebtedness incurred pursuant to clauses (i), (ii), (v), (vi) and (viii) of this Section 7.3(A)) shall not at any time exceed $30,000,000.

         Notwithstanding the foregoing, if a target entity has Indebtedness outstanding at the time of a Permitted Acquisition by a Subsidiary of the Borrower (or a new Subsidiary created for purposes of consummating such Permitted Acquisition) of such target entity and such Indebtedness was not incurred in contemplation of such Permitted Acquisition ("TARGET INDEBTEDNESS"), then notwithstanding the foregoing, Subsidiaries of the Company shall be permitted to allow such Target Indebtedness to remain outstanding for a period not greater than thirty
         (30) days following the consummation of such Permitted Acquisition; provided, at no time shall the amount of all such outstanding Target Indebtedness exceed an amount equal to the Aggregate Commitment minus the sum of the Dollar Amount of the Revolving Credit Obligations plus the CP Amount.

         (B) Sales of Assets. Neither the Company nor any of its Subsidiaries shall consummate any Asset Sale, except:

              (i)     sales of Inventory in the ordinary course of business;

              (ii) the disposition in the ordinary course of business of equipment that is obsolete, excess or no longer used or useful in the Company's or its Subsidiaries' businesses;

              (iii) any transfer of an interest in Receivables, Receivables Related Security, accounts or notes receivable on a limited recourse basis under the Receivables Purchase Documents; provided, that such transfer qualifies as a legal sale and as a sale under Agreement Accounting Principles and; provided, further, that all Receivables Facility Attributed Indebtedness of the Company and its Subsidiaries does not exceed at any one time outstanding an amount equal to twenty percent (20%) of the Company and its consolidated Subsidiaries' assets at such time;

              (iv) transfers of assets between the Company and any wholly-owned Subsidiary of the Company, including without limiting the generality of the foregoing transfers between the Company or any of its Subsidiaries and any SPV, or between wholly-owned Subsidiaries of the Company not otherwise prohibited by this Agreement, provided, that the aggregate amount of all Non-Controlled Subsidiary Investments shall not exceed $10,000,000 at any time; and

              (v) other leases, sales or other dispositions of assets if such transaction (a) is for consideration consisting at least eighty percent (80%) of cash, (b) is for not less than fair market value (as determined in good faith by the Company's board of directors), and (c) involves assets that, together with all other assets of the Company and its Subsidiaries previously leased, sold or disposed of (other than pursuant to clauses (i) through (iv) above) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the assets of the Company and its Subsidiaries when combined with all such other transactions (each such transaction being valued at book value).

         (C) Liens. Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

              (i) Liens, if any, created by the Loan Documents or otherwise securing the Obligations;

              (ii)   Customary Permitted Liens;

              (iii) Liens arising under the Receivables Purchase Documents provided that all Receivables Facility Attributed Indebtedness of the Company and its Subsidiaries secured



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




         thereby does not exceed at any one time outstanding an amount equal to twenty percent (20%) of the Company and its consolidated Subsidiaries' assets at such time; and

              (iv) other Liens, including Permitted Existing Liens, (a) securing Indebtedness of the Company and/or (b) securing Indebtedness of the Company's Subsidiaries as permitted pursuant to Section 7.3(A) and in an aggregate outstanding amount not to exceed $25,000,000 at any time.

In addition, neither the Company nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent as collateral for the Obligations; provided that (a) any agreement, note, indenture or other instrument in connection with purchase money Indebtedness (including Capitalized Leases) incurred in compliance with the terms of this Agreement may prohibit the creation of a Lien in favor of the Administrative Agent and the Lenders on the items of property obtained with the proceeds of such Indebtedness and (b) the Receivables Purchase Documents may prohibit the creation of a Lien with respect to all of the assets of any SPV and with respect to the Receivables and Related Security of any of the Originators in favor of the Administrative Agent and the Lenders.

         (D) Investments. Except to the extent permitted pursuant to Section 7.3(F), neither the Company nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

              (i)    Investments in cash and Cash Equivalents;

              (ii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

              (iii) Investments consisting of deposit accounts maintained by the Company and its Subsidiaries;

              (iv) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by Section 7.3(B);

              (v) Investments in any consolidated Subsidiaries (other than joint ventures); provided, that the aggregate amount of all Non-Controlled Subsidiary Investments shall not exceed $10,000,000 at any time;

              (vi)   Investments constituting Permitted Acquisitions;

              (vii) Investments constituting Indebtedness permitted by Section 7.3(A) or Contingent Obligations permitted by Section 7.3(E);

              (viii) Investments in the SPVs (a) required in connection with the Receivables Purchase Documents and (b) resulting from the transfers permitted by Section 7.3(B)(iii); and

              (ix) Investments, including Permitted Existing Investments and including Investments in joint ventures, in addition to those referred to elsewhere in this Section 7.3(D) in an aggregate amount not to exceed $25,000,000.

         (E) Contingent Obligations. None of the Company's Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations; (iii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Company or such Subsidiary; (iv) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Company or any Subsidiary in the ordinary course of business; (v) Contingent Obligations of the Subsidiary Guarantors under the Subsidiary Guaranty; (vi) Contingent Obligations of the Company or any of its Subsidiaries arising under the Receivables Purchase Documents and (vii) Contingent Obligations incurred in the ordinary course of business by any of the Company's Subsidiaries in respect of obligations of any Subsidiary.

         (F) Conduct of Business; Subsidiaries; Acquisitions. Neither the Company nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Company and its Subsidiaries on the date hereof and any business or activities which are substantially similar, related or incidental thereto or logical extensions thereof. The Company shall not create, acquire or capitalize any Subsidiary after the date hereof unless (i) no Default or Unmatured Default shall have occurred and be continuing or would result therefrom; (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true and correct as of such date); and (iii) after such creation, acquisition or capitalization the Company and such Subsidiary shall be in compliance with the terms of Sections 7.2(K) and 7.3(Q). Neither the Company nor its Subsidiaries shall make any Acquisitions, other than Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a "PERMITTED ACQUISITION"):

              (i) as of the date of consummation of such Acquisition (before and after taking into account such Acquisition), all representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) and no event shall have occurred and then be continuing which constitutes a Default or Unmatured Default under this Agreement;



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


              (ii) prior to the consummation of any such Permitted Acquisition, the Company shall provide written notification to the Administrative Agent of all pro forma adjustments to EBITDA to be made in connection with such Acquisition;

              (iii) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis and approved by the target company's board of directors (and shareholders, if necessary) prior to the consummation of the Acquisition;

              (iv) the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Company and its Subsidiaries on the Closing Date;

              (v) after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by Section 7.3(A) in connection therewith, on a pro forma basis using unadjusted historical audited or reviewed unaudited financial statements obtained from the seller(s) in respect of each such Acquisition as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Company's most recently completed fiscal quarter, the Company would have been in compliance with the financial covenants in Section 7.4 and not otherwise in Default; provided that if the aggregate purchase price (including, without limitation or duplication, cash and Cash Equivalents (net of any cash or Cash Equivalents acquired), stock, Indebtedness assumed or guarantied, contingent earn-outs or other similar contingent purchase price payments and transaction related contractual payments, including amounts payable under non-compete, consulting or similar agreements) (valuing all non-cash consideration at fair market value as of the date of consummation of such transaction as reasonably determined by the Company) for such Acquisition would exceed $25,000,000, prior to such Acquisition, the Company shall deliver to the Administrative Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating such compliance to the satisfaction of the Administrative Agent;

              (vi) the written consent of the Required Lenders shall have been obtained in connection with any Acquisition consummated at a time when the Leverage Ratio (calculated both before and after taking into account such Acquisition and all Indebtedness incurred or assumed in connection therewith) is greater than 3.00 to 1.00; and

              (vii) after giving effect to such transaction, the aggregate amount of all Non-Controlled Subsidiary Investments would not exceed $10,000,000.

         (G) Transactions with Shareholders and Affiliates. Other than (i) Permitted Receivables Transfers, and (ii) Investments permitted by Section 7.3(D), neither the Company nor any of its Subsidiaries shall directly or indirectly (a) enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or make loans or advances to any holder or holders of any of the Equity Interests of the Company, or with any Affiliate of the Company which is not its Subsidiary of the Company, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that could reasonably be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate or (b) enter into or permit to exist any such non-arm's length transaction between either the Company or any Domestic Subsidiary, on the one hand, and any Foreign Subsidiary, on the other hand, if as a result thereof the aggregate amount of all Non-Controlled Subsidiary Investments would at any time exceed $10,000,000.

         (H) Restriction on Fundamental Changes. Neither the Company nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company's consolidated business or property (each such transaction a "FUNDAMENTAL Change"), whether now or hereafter acquired, except (i) Fundamental Changes permitted under Sections 7.3(B), 7.3(D) or 7.3(F), (ii) a Subsidiary of the Company may be merged into or consolidated with the Company (in which case the Company shall be the surviving corporation) or any wholly-owned Subsidiary of the Company provided such Company owns, directly or indirectly, a percentage of the equity of the merged entity not less than the percentage it owned of the Subsidiary prior to such Fundamental Change and if the predecessor Subsidiary was a Guarantor or subject to a Pledge Agreement, the surviving Subsidiary shall be a Guarantor hereunder or subject to a Pledge Agreement, and (iii) any liquidation of any Subsidiary of the Company, into the Company or another Subsidiary of the Company, as applicable.

         (I) Sales and Leasebacks. Neither the Company nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless in either case the sale involved is not prohibited under Section 7.3(B), the lease involved is not prohibited under Section 7.3(A) and any related Investment is not prohibited under Section 7.3(D).

         (J) Margin Regulations. Neither the Company nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         (K)  ERISA.  The Company shall not

              (i) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

              (ii) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in liability of the Company or any Controlled Group member under Title IV of ERISA;

              (iii) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under
         Section 412 of the Code on or before the due date for such installment or other payment; or

              (iv) permit any unfunded liabilities with respect to any Foreign Pension Plan;

except where such transactions, events, circumstances, or failures are not, individually or in the aggregate, reasonably expected to result in liability, in the Company's reasonable judgment, individually or in the aggregate in excess of $5,000,000 or have a Material Adverse Effect.

         (L) Corporate Documents. Neither the Company nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the date hereof in any manner adverse to the interests of the Lenders, without the prior written consent of the Required Lenders.

         (M) Fiscal Year. Neither the Company nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on the last day of September of each year (or such other 12-month period with respect to Foreign Subsidiaries as is established consistent with foreign tax requirements).

         (N) Subsidiary Covenants. Other than pursuant to the Receivables Purchase Documents, the Company will not, and will not permit any Subsidiary to, create or otherwise cause to become effective or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock or redemption of its stock, pay any Indebtedness or other Obligation owed to Company or any other Subsidiary, make loans or advances or other Investments in the Company or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Company or any other Subsidiary, or merge, consolidate with or liquidate into the Company or any other Subsidiary.

         (O) Hedging Obligations. The Company shall not and shall not permit any of its Subsidiaries to enter into any Hedging Arrangements evidencing Hedging Obligations, other than Hedging Arrangements entered into by the Company or its Subsidiaries pursuant to which the Company or such Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure, and which are non-speculative in nature.

         (P)  Issuance of Disqualified Stock. From and after the Closing
Date, neither the Company, nor any of its Subsidiaries shall issue any Disqualified Stock. All issued and outstanding Disqualified Stock shall be treated as Indebtedness for borrowed money for all purposes of this Agreement, and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock.




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




         (Q) Non-Guarantor/Non-Pledged Subsidiaries. The Company will not at any time permit (i) the sum of the aggregate assets of (a) all of the Company's Domestic Subsidiaries (other than the SPVs) which are not Subsidiary Guarantors plus (b) all of the Borrower's Foreign Subsidiaries in connection with which the Administrative Agent has not received a Pledge Agreement (or Pledge Agreement with respect to its parent corporation) (the non-guarantor Subsidiaries referred to in clause (i)(a) and the non-pledged Subsidiaries referred to in clause (i)(b) being referred to collectively as the "NON-OBLIGOR SUBSIDIARIES") to exceed fifteen percent (15%) of the Company and its Subsidiaries consolidated assets or (ii) permit the EBITDA attributable to all of the Non-Obligor Subsidiaries to constitute at any time more than fifteen percent (15%) of the EBITDA of the Company and its Subsidiaries.

         7.4. Financial Covenants.  The Company shall comply with the following:

         (A) Maximum Leverage Ratio. As of the last day of each fiscal quarter, the Company shall not permit the ratio (the "LEVERAGE RATIO") of (i) all Indebtedness of the Company and its Subsidiaries (other than Hedging Obligations) to (ii) EBITDA to be greater than 3.25 to 1.00 for the four-quarter period ending on such date.

The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day, calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition, broken down by fiscal quarter in the Company's reasonable judgment and satisfactory to the Administrative Agent and as reported to the Administrative Agent pursuant to the provisions of Section 7.3(F)(ii).

         (B) Minimum Interest Expense Coverage Ratio. The Company shall maintain a ratio (the "INTEREST EXPENSE COVERAGE RATIO") for any applicable period of (i) EBITR for such period (ii) the sum of (a) Interest Expense for such period plus (b) Rentals for such period of greater than 2.00 to 1.00 for each fiscal quarter, calculated as of the last day of each fiscal quarter for the four-quarter period ending on such day.

                             ARTICLE VIII: DEFAULTS


         8.1. Defaults. Each of the following occurrences shall constitute a Default under this Agreement:


         (A) Failure to Make Payments When Due. The Company or any Subsidiary Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within five (5) days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.





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


         (B) Breach of Certain Covenants. The Company shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Company under Sections 7.1(A), 7.2(A), 7.2(F), 7.2(K), 7.3 or 7.4.

         (C) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Company or any Subsidiary Borrower to the Administrative Agent or any Lender herein or by the Company or any Subsidiary Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate or information at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

         (D) Other Defaults. The Company or any Subsidiary Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (A) or (B) or (C) of this Section 8.1), or the Company or any Subsidiary Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

         (E) Default as to Other Indebtedness. The Company or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure or other Default under this clause (E) exists has an aggregate outstanding principal amount equal to or in excess of Five Million and 00/100 Dollars ($5,000,000) ("MATERIAL INDEBTEDNESS"); or any breach, default or event of default (including any amortization event or event of like import in connection with any receivables purchase facility under the Receivables Purchase Documents) shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Material Indebtedness or Receivables Facility Attributed Indebtedness, beyond any period of grace, if any, provided with respect thereto, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Company offer to purchase such Indebtedness or other required repurchase or early amortization of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption, early amortization or repurchase of such Indebtedness; or any such Indebtedness or Receivables Facility Attributed Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed, amortized or otherwise repurchased by the Company or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         (F)  Involuntary Bankruptcy; Appointment of Receiver, Etc.


              (i) An involuntary case shall be commenced against the Company or any of the Company's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within forty-five (45) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of the Company's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

              (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of the Company's Subsidiaries or over all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of the Company's Subsidiaries or of all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of the Company's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five (45) days after entry, appointment or issuance.

         (G) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company or any of the Company's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

         (H) Judgments and Attachments. Any money judgment(s), writ or warrant of attachment, or similar process against the Company or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of Fifteen Million and 00/100 Dollars ($15,000,000) is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

         (I) Dissolution. Any order, judgment or decree shall be entered against the Company or any Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of forty-five (45) days; or the Company or any Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (J) Loan Documents. At any time, for any reason, any Loan Document as a whole that materially affects the ability of the Administrative Agent, or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Company or any of the Company's Subsidiaries party thereto seeks to repudiate its obligations thereunder.




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         (K)  Termination Event.  Any Termination Event occurs which the
Required Lenders believe is reasonably likely to subject the Company to liability in excess of $5,000,000.

         (L) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Company or any Controlled Group member to liability in excess of $2,500,000.

         (M)  Change of Control.  A Change of Control shall occur.


         (N) Environmental Matters. The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Company or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Company or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law which by the Company or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject the Company to liability individually or in the aggregate in excess of $10,000,000.

         (O) Guarantor Revocation. Any Guarantor of the Obligations shall terminate or revoke any of its obligations under the applicable Guaranty or breach any of the material terms of such Guaranty.

         (P) Receivables Purchase Documents Events. Other than at the request of the Borrower, the amortization date or an event of like import resulting in the termination of the reinvestment of collections or proceeds of Receivables and Related Security shall occur under any Receivables Purchase Document.


A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 9.3.

             ARTICLE IX: ACCELERATION, DEFAULTING LENDERS; WAIVERS,
                            AMENDMENTS AND REMEDIES


         9.1. Termination of Commitments; Acceleration. If any Default described in Section 8.1(F) or 8.1(G) occurs with respect to the Company, any Subsidiary Borrower or any Subsidiary Guarantor, the obligations of the Lenders to make Loans hereunder and the obligation of any Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and




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payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers expressly waive.

         9.2. Defaulting Lender. In the event that any Lender fails to fund its Pro Rata Share of any Advance requested or deemed requested by the applicable Borrower, which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the applicable Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the applicable Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

              (i) the foregoing provisions of this Section 9.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.9;

              (ii) any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share, of any Advance at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Advance is fully funded to the applicable Borrower, whether made by such Lender itself or by operation of the terms of this Section 9.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

              (iii) amounts advanced to the applicable Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Advance ("CURE LOANS") shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

              (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the applicable Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied first, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, second, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Floating Rate Loans constituting Cure Loans;

              (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Pro Rata Share of any Advance and the termination of the Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Share of such Advance have




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         not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; and

              (vi) for so long as and until any such Lender's failure to fund its Pro Rata Share of any Advance is cured in accordance with Section 9.2(ii), (A) such Lender shall not be entitled to any commitment fees with respect to its Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Commitments of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Loans owing to such performing Lenders, plus (II) the outstanding Reimbursement Obligations owing to such performing Lenders, plus (III) the aggregate participation interests of such performing Lenders arising pursuant to Section 3.5 with respect to undrawn and outstanding Letters of Credit.

         9.3. Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

              (i) Postpone or extend the Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to amounts, timing or application of prepayments of Loans and other Obligations, which modification shall require only the approval of the Required Lenders and (b) a waiver of the application of the default rate of interest pursuant to Section 2.10 hereof which waiver shall require only the approval of the Required Lenders).

              (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon (other than (i) a waiver of the application of the default rate of interest pursuant to Section 2.10 hereof, and (ii) as a result of a change in the definition of Leverage Ratio or any of the components thereof or the method of calculation thereof).

              (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders" or "Pro Rata Share".





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              (iv)   Except pursuant to the provisions of Section 2.5(B),
         increase the amount of the Commitment, of any Lender hereunder, or increase any Lender's Pro Rata Share.

              (v) Permit the Company or, other than pursuant to a transaction permitted under the terms of this Agreement, any Subsidiary Borrower to assign its rights under this Agreement.

              (vi) Other than pursuant to a transaction permitted by the terms of this Agreement, release any Guarantor from its obligations under the Guaranty.

              (vii) Other than pursuant to a transaction permitted by the terms of this Agreement, release all or substantially all of the collateral, if any, pledged to secure the Obligations.

              (viii) Increase the 105% threshold set forth in Sections 2.4(B)(ii) and 3.9(E).

              (ix)   Amend this Section 9.3.

No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank and (c) any Issuing Bank shall be effective without the written consent of such Issuing Bank. The Administrative Agent may waive payment of the fee required under Section 14.3(B) without obtaining the consent of any of the Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent may amend the provisions of Exhibit A from time to time to take into account the effectiveness of assignments made pursuant to Section 14.3 or changes in the Commitments pursuant to Section 2.5(B), provided the failure to do so shall not otherwise affect the rights or obligations of the Lenders or the Borrowers hereunder. Notwithstanding anything herein to the contrary, the Administrative Agent (acting reasonably and after consultation with other parties hereto) may by reasonable prior notice to the other parties hereto amend this Agreement after consultation with the Company unilaterally for the exclusive purpose of effectuating changes hereto which are necessary to the integration of the issuance of Letters of Credit hereunder in euro and only in a manner which shall not result in a deterioration of the position of any Administrative Agent or Lender from its respective position as of the Closing Date, provided, however, that if and to the extent that the Administrative Agent determines it is not possible to put all parties into such position, the Administrative Agent may give priority to putting the Administrative Agent, the Arranger and the Lenders into that position.

              The Administrative Agent may notify the other parties to this Agreement of any amendments to this Agreement which the Administrative Agent reasonably determines to be necessary as a result of the commencement of the third stage of the European Economic and Monetary Union. Notwithstanding anything to the contrary contained herein, any amendments so notified shall take effect in accordance with the terms of the relevant notification.





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         9.4. Preservation of Rights.  No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Company or any other Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the requisite number of Lenders required pursuant to Section 9.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until all of the Termination Conditions shall have been satisfied.

                               ARTICLE X: GUARANTY


         10.1. Guaranty. For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make advances to each Subsidiary Borrower and to issue and participate in Letters of Credit and Swing Line Loans and to induce the Lenders to enter into Hedging Arrangements with one or more of the Company's Subsidiaries, the Company hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations of each Subsidiary Borrower to the Administrative Agent, the Lenders, the Swing Line Bank, the Issuing Banks, or any of them, under or with respect to the Loan Documents, whether for principal, interest, fees, expenses or otherwise and any and all existing and future Hedging Obligations of each Subsidiary of the Borrowers under Designated Hedging Agreements (collectively, the "GUARANTEED OBLIGATIONS").

         10.2. Waivers; Subordination of Subrogation.

               (i) The Company waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Company further waives presentment, protest, notice of notices delivered or demand made on any Subsidiary Borrower or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent and the Lenders to sue any Subsidiary Borrower, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral secured the Guaranteed Obligations or any part thereof; provided, that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any of the Subsidiary Borrowers or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Administrative




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

         Agent or the Lenders are in possession of this guaranty. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with the Company their assessments of the financial condition of the Subsidiary Borrowers.

              (ii) Until the Guaranteed Obligations have been indefeasibly paid in full in cash, the Company (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which the Administrative Agent now has or may hereafter have against any Subsidiary Borrower, any other Guarantor, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and the Company waives any benefit of, and any right to participate in, any security or collateral given to the holders of the Obligations and the Administrative Agent to secure payment or performance of all or any part of the Guaranteed Obligations or any other liability of any obligor to the holders of the Obligations. Should the Company have the right, notwithstanding the foregoing, to exercise its subrogation rights, the Company hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Company may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. The Company acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and shall not limit or otherwise affect the Company's liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Lenders and their its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.2.

         10.3. Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of the Company and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral; (f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Administrative Agent and the Lenders might lawfully have elected to apply such





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payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of any Subsidiary Borrower or the insolvency, bankruptcy or any other change in the legal status of any Subsidiary Borrower; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Company or any Subsidiary Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the Company may have at any time against any Subsidiary Borrower, or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this paragraph. It is agreed that the Company's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Company's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Subsidiary Borrower of the Guaranteed Obligations in the manner agreed upon between the Subsidiary Borrower and the Administrative Agent and the Lenders.

         10.4. Acceleration. The Company agrees that, as between the Company on the one hand, and the Lenders and the Administrative Agent, on the other hand, the obligations of each Subsidiary Borrower guaranteed under this Article X may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 9.1 hereof for purposes of this Article X, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Subsidiary Borrower or otherwise) preventing such declaration as against such Subsidiary Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Subsidiary Borrower) shall forthwith become due and payable by the Company for purposes of this
Article X.

         10.5. Marshaling; Reinstatement. None of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall have any obligation to marshal any assets in favor of the Company or against or in payment of any or all of the Guaranteed Obligations. If the Company or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any Lender or the Administrative Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Company or any other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Company, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the


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Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

         10.6. Termination Date. This guaranty shall continue in effect until the earlier of (a) the Facility Termination Date, and (b) the date on which this Agreement has otherwise expired or been terminated in accordance with its terms and all of the Guaranteed Obligations have been paid in full in cash, subject to the proviso in Section 10.2.

                         ARTICLE XI: GENERAL PROVISIONS

         11.1. Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations) and so long as the Commitments have not been terminated.

         11.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company or any other Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         11.3. Performance of Obligations. The Borrowers agree that the Administrative Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any property of any Borrower to the extent any such Borrower is required by the terms hereof to pay any such amount, but has not done so and (ii), after the occurrence and during the continuance of a Default, to make any other payment or perform any act required of the Company or any other Borrower under any Loan Document or take any other action which the Administrative Agent in its discretion deems necessary or desirable to protect or preserve such property of the Borrower. The Administrative Agent shall use its reasonable efforts to give the applicable Borrower notice of any action taken under this Section 11.3 prior to the taking of such action or promptly thereafter; provided if the circumstances warrant expeditious action on the part of the Administrative Agent, the failure to give such notice shall not affect the applicable Borrower's obligations in respect thereof. The Borrowers agree to pay the Administrative Agent, upon demand, the principal amount of all funds advanced by the Administrative Agent under this Section 11.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If any Borrower fails to make payment in respect of any such advance under this Section 11.3 within one (1) Business Day after the date the applicable Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata

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


Share of such advance. If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section
11.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent.

         11.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         11.5. Entire Agreement. The Loan Documents and the letter agreement between the Administrative Agent, the Arranger and the Borrowers dated September 7, 2000 embody the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof.

         11.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         11.7.  Expenses; Indemnification.

         (A) Expenses. The Borrowers shall reimburse the Administrative Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, which attorneys and paralegals may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Administrative Agent and the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent and the Arranger and the Lenders, which attorneys and paralegals may be employees of the Administrative Agent or the Arranger or the Lenders) paid or incurred by the Administrative Agent or the Arranger or any Lender in connection with the collection of the Obligations and enforcement of the Loan


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Documents. In addition to expenses set forth above, the Borrowers agree to reimburse the Administrative Agent, promptly after the Administrative Agent's request therefor, for each audit, or other business analysis performed by or for the benefit of the Lenders in connection with this Agreement or the other Loan Documents performed at a time when a Default or Unmatured Default has occurred and is continuing in an amount equal to the Administrative Agent's then customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including without limitation, travel expenses) incurred by the Administrative Agent in the performance of such audit or analysis. Administrative Agent shall provide the Borrowers with a detailed statement of all reimbursements requested under this Section 11.7(A).

         (B) Indemnity. The Borrowers further agree to defend, protect, indemnify, and hold harmless the Administrative Agent, the Arranger and each and all of the Lenders and each of their respective Affiliates, and each of such Administrative Agent's, Arranger's, Lender's, or Affiliate's respective officers, directors, trustees, investment advisors, employees, attorneys and Administrative Agent (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not any of such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

              (i) this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto or to the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

              (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Company, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Company or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Company or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");


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provided, however, no Borrower shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from the willful misconduct or Gross Negligence of such Indemnitee with respect to the Loan Documents, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the applicable Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         (C) Waiver of Certain Claims; Settlement of Claims. The Borrowers further agree to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Company or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement or the other Loan Documents (whether or not the Administrative Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

         (D) Survival of Agreements. The obligations and agreements of the Borrowers under this Section 11.7 shall survive the termination of this Agreement.

         11.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         11.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Company's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

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         11.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         11.11. Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of the Borrowers' business or operations.

         11.12. GOVERNING LAW. THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN ANY BORROWER AND THE ADMINISTRATIVE AGENT, ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING ss.735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

         11.13. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN CLAUSE (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS (UNLESS THE FEDERAL COURTS WILL NOT ACCEPT JURISDICTION, IN WHICH CASE THEY SHALL BE RESOLVED EXCLUSIVELY BY STATE COURTS LOCATED IN CHICAGO, ILLINOIS), BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS CLAUSE (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (B) OTHER JURISDICTIONS. EACH BORROWER AGREES THAT THE ADMINISTRATIVE AGENT OR ANY LENDER SHALL HAVE THE RIGHT TO PROCEED

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AGAINST EACH BORROWER OR ITS RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO
ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER ANY BORROWER OR (2) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS CLAUSE (B).

         (C) SERVICE OF PROCESS. EACH BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY APPOINTS CT CORPORATION WHOSE ADDRESS IS 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AS EACH BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING ANY WRITS, SERVICE OF PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING ISSUED BY ANY COURT. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE AGENT OR THE HOLDERS OF THE OBLIGATIONS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         (D) VENUE. EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (E) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND,

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SPECIFICALLY, THE PROVISIONS OF SECTION 11.7 AND THIS SECTION 11.13, WITH ITS
COUNSEL.

         11.14. Other Transactions. Each of the Administrative Agent, the Arranger, the Lenders, the Swing Line Bank, the Issuing Banks and the Borrowers acknowledge that the Lenders (or Affiliates of the Lenders) may, from time to time, effect transactions for their own accounts or the accounts of customers, and hold positions in loans or options on loans of the Company, the Company's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. In addition, certain Affiliates of one or more of the Lenders are or may be securities firms and as such may effect, from time to time, transactions for their own accounts or for the accounts of customers and hold positions in securities or options on securities of the Company, the Company's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. Each of the Administrative Agent, the Arranger and Arranger, the Lenders, the Swing Line Bank, the Issuing Banks and the Borrowers acknowledges and consents to these multiple roles, and further acknowledges that the fact that any such unit or Affiliate is providing another service or product or proposal therefor to the Company or any of its Subsidiaries does not mean that such service, product, or proposal is or will be acceptable to any of the Administrative Agent, the Arranger and Arranger, the Lenders, the Swing Line Bank or the Issuing Banks.

         11.15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         11.16. Subordination of Intercompany Indebtedness. The Company agrees that any and all claims of the Company against any of its Subsidiaries that is a Guarantor with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations and Hedging Obligations under Hedging Arrangements entered into with the Lenders or any of their Affiliates ("DESIGNATED HEDGING AGREEMENTS"); provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Company may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Guarantor to the extent not prohibited by the terms of this Agreement and the other Loan Documents. Notwithstanding any right of the Company to

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ask, demand, sue for, take or receive any payment from any Guarantor, all rights, liens and security interests of the Company, whether now or hereafter arising and howsoever existing, in any assets of any Guarantor shall be and are subordinated to the rights of the holders of the Obligations and the Administrative Agent in those assets. The Company shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) and the Hedging Obligations under Designated Hedging Agreements shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document or Designated Hedging Agreement have been terminated. If all or any part of the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Guarantor is dissolved or if substantially all of the assets of any such Guarantor are sold, then, and in any such event (such events being herein referred to as an "INSOLVENCY EVENT"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Guarantor to the Company ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations and Hedging Obligations under Designated Hedging Agreements, due or to become due, until such Obligations and Hedging Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Company upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and Hedging Obligations under Designated Hedging Agreements and the termination of all financing arrangements pursuant to any Loan Document and or Designated Hedging Agreements, the Company shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Obligations and such Hedging Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Company where necessary), for application to any of the Obligations and such Hedging Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Company as the property of the holders of the Obligations and such Hedging Obligations. If the Company fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. The Company agrees that until the Obligations (other than the contingent indemnity obligations) and such Hedging Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document or any Designated Hedging Agreement have been terminated, the Company will not assign or transfer to any Person (other than the Administrative Agent) any claim the Company has or may have against any Guarantor.

         11.17. Lender's Not Utilizing Plan Assets. None of the consideration used by any of the Lenders or Designated Lenders to make its Loans constitutes for any purpose of ERISA or Section 4975 of the Code assets of any "plan" as defined in Section 3(3) of ERISA or Section

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4975 of the Code and the rights and interests of each of the Lenders and
Designated Lenders in and under the Loan Documents shall not constitute such "plan assets" under ERISA.

                  ARTICLE XII:      THE ADMINISTRATIVE AGENT

         12.1. Appointment; Nature of Relationship. Bank One is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XII. In its capacity as the Lenders' contractual representative, the Administrative Agent is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty.

         12.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

         12.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Person.

         12.4. No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document;
(iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the

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other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Company or any of its Subsidiaries.

         12.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         12.6. Employment of Administrative Agent and Counsel. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, Administrative Agent, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized Administrative Agent, for the default or misconduct of any such Administrative Agent or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         12.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         12.8. The Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent (i) for any amounts not reimbursed by any Borrower for which the Administrative Agent is entitled to reimbursement by any Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Administrative Agent.

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         12.9.  Rights as a Lender. With respect to its Commitment, Loans made by it, and Letters of Credit issued by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders", "Issuing Bank" or "Issuing Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.


         12.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         12.11. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Company, which approval shall not be unreasonably withheld or delayed. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         12.12. No Duties Imposed Upon Syndication Agent, Documentation Agent or Arranger. Except as otherwise expressly provided in this Agreement, none of the Persons identified on the

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cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or "Documentation Agent" or "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or "Documentation Agent" or "Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreement set forth in Section 12.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                     ARTICLE XIII:      SETOFF; RATABLE PAYMENTS

         13.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any Indebtedness from any Lender to the Company or any other Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         13.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         13.3.  Application of Payments. Subject to the provisions of
Section 9.2, the Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last two sentences of this Section 13.3, apply all payments and prepayments in respect of any Obligations in the following order:

                (i) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the applicable Borrower;

                (ii) second, to pay interest on and then principal of any advance made under Section 11.3 for which the Administrative Agent has not then been paid by the applicable Borrower or reimbursed by the Lenders;

                (iii) third, to the ratable payment of the Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Administrative Agent or the Arranger;


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



                (iv) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;

                (v)     fifth, to pay interest due in respect of Swing Line
         Loans;

                (vi) sixth, to pay interest due in respect of Loans (other than Swing Line Loans) and L/C Obligations;

                (vii) seventh, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

                (viii) eighth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans) and Reimbursement Obligations;

                (ix) ninth, to provide required cash collateral, if required, pursuant to Section 3.11;

                (x) tenth, to the ratable payment or prepayment of Hedging Obligations under Designated Hedging Agreements; and

                (xi)    eleventh, to the ratable payment of all other
         Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Company, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurocurrency Rate Loans with those Eurocurrency Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 13.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, the Swing Line Bank and the issuer(s) of Letters of Credit as among themselves. The order of priority set forth in clauses (iv) through (ix) of this Section 13.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Company, or any other Person; provided, that the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank. The order of priority set forth in clauses (i) through (iii) of this Section 13.3 may be changed only with the prior written consent of the Administrative Agent, and, in the case of clause (iii), with the prior written consent of the Arranger.

         13.4.  Relations Among Lenders.

         (A) No Action Without Consent. Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrowers or any other obligor hereunder or with respect to

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any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.

         (B) Not Partners; No Liability. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce on the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE XIV:    BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         14.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (A) other than in connection with a transaction involving a Subsidiary Borrower which is permitted pursuant to the terms of this Agreement, no Borrower shall have any right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this
Section 14.1(A) shall be null and void, and (B) any assignment by any Lender must be made in compliance with Section 14.3 hereof. The parties to this Agreement acknowledge that clause (B) of this Section 14.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of
Section 14.3. The Administrative Agent may treat each Lender as the owner of the Loans made by such Lender hereunder for all purposes hereof unless and until such Lender complies with Section 14.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Loan, Commitment, L/C Interest or any other interest of a Lender under the Loan Documents agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan, shall be conclusive and binding on any subsequent owner, transferee or assignee of such Loan.

         14.2.  Participations.


         (A) Permitted Participants; Effect. Subject to the terms set forth in this Section 14.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, the Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Company and the Administrative Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender, Designated Lender or an Affiliate thereof. Upon receiving said notice, the Administrative Agent shall record the participation in the Register it maintains. Moreover, notwithstanding such recordation, such participation shall not be considered an assignment under Section 14.3 of this Agreement and such Participant shall not be considered a Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans made by it for all purposes under the Loan Documents, all amounts payable by the applicable Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the applicable Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.

         (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which, if the Participant were a Lender hereunder, would require the consent of such Participant pursuant to the terms of Section 9.3.

         (C) Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 13.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 13.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 13.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 13.2 as if each Participant were a Lender.

         14.3.  Assignments.

         (A) Permitted Assignments. Any Lender (each such assigning Lender under this Section 14.3 being a "SELLER") may, in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Commitment, Loans owing to it, its participation interests in existing Letters of Credit and Swing Line Loans, and its obligation to participate in additional Letters of Credit and Swing Line Loans) in accordance with the provisions of this Section 14.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the Seller's rights and obligations under this Agreement. Such assignment shall be substantially in the form of Exhibit D hereto and shall not be permitted hereunder unless such assignment is either for all of such Seller's rights and obligations under the Loan Documents or, without the prior written consent of the Administrative Agent, involves loans and commitments in an aggregate amount of at least Five Million and 00/100 Dollars ($5,000,000) (which minimum amount shall not apply to any assignment between Lenders, or to an Affiliate of any Lender). The written consent of the Administrative Agent, and, prior to the occurrence of a Default, the Company (which consent, in each such case, shall not be unreasonably withheld or delayed), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate of such assigning Lender.

         (B) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit D hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by Section 14.3(A) hereof, (ii) payment of a Four Thousand and 00/100 Dollar ($4,000) fee by the assignor to the Administrative Agent for processing such assignment, which fee shall not apply to any assignment from a Lender to an Affiliate of such Lender, and (iii) the completion of the recording requirements in Section 14.3(C), such assignment shall become effective on the later of such date when the requirements in clauses (i), (ii), and (iii) are met or the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrower, the Lenders or the Administrative Agent shall be required to release the Seller with respect to the percentage of the Aggregate Commitment, Loans and Letter of Credit and Swing Line Loan participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 14.3(B), the Seller, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, to the extent notes have been issued to evidence any of the transferred Loans, replacement notes are issued to such Seller and new notes or, as appropriate, replacement notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitments, as adjusted pursuant to such assignment. Notwithstanding anything to the contrary herein, no Borrower shall, at any time, be obligated to pay under Section 2.14(E) to any Lender that is a Purchaser, assignee or transferee any sum in excess of the sum which such Borrower would have been obligated to pay in respect of such transferred Loan to the Lender that was the Seller, assignor or transferor had such assignment or transfer not been effected.

         (C) The Register. Notwithstanding anything to the contrary in this Agreement, each Borrower hereby designates the Administrative Agent, and the Administrative Agent, hereby accepts such designation, to serve as such Borrower's contractual representative solely for purposes of this Section 14.3(C). In this connection, the Administrative Agent shall maintain at

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its address referred to in Section 15.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 14.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, principal amount of and interest on the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 14.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (D)    Designated Lender.

                (i)    Subject to the terms and conditions set forth in this
         Section 14.3(D), any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Lender pursuant to this Agreement; provided that the designation of an Eligible Designee by any Lender for purposes of this Section 14.3(D) shall be subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit N hereto (a "DESIGNATION AGREEMENT") and the acceptance thereof by the Administrative Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of the Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Loan was made by the Designating Lender. As to any Loan made by it, each Designated Lender shall have all the rights a Lender making such Loan would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under Article IV hereof for any amount which would exceed the amount that would have been payable by the Borrowers to the Lender from which the Designated Lender obtained any interests hereunder. No additional Notes shall be required with respect to Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the Notes in its possession as an agent for such Designated Lender to the extent of the Loan funded by such Designated Lender. Such Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrowers nor the Administrative Agent shall be responsible for any Designating Lender's application of such payments. In addition,

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         any Designated Lender may (1) with notice to, but without the consent of the Borrowers or the Administrative Agent, assign all or portions of its interests in any Loans to its Designating Lender or to any financial institution consented to by the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with such Person's customary practices for dealing with confidential, non-public information, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

                (ii) Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangements, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against such Designated Lender. This Section 14.3(D)(ii) shall survive the termination of this Agreement.

         14.4. Confidentiality. Subject to Section 14.5, the Administrative Agent and the Lenders and their respective representatives, consultants and advisors shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Company or any other Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or any securities exchange or similar self-regulatory organization or representative thereof or pursuant to a regulatory examination or legal process, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, and shall require any such Transferee to agree (and require any of its Transferees to agree) to comply with this Section 14.4. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Company; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Company in connection with this Agreement.

         14.5. Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Borrowers and its Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 14.4 the confidentiality of any confidential information described therein.

                            ARTICLE XV:      NOTICES

         15.1. Giving Notice. Except as otherwise permitted by Section 2.13 with respect to Borrowing/Election Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three (3) Business Days after mailed; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes); or any notice, if transmitted by courier, one (1) Business Day after deposit with a reputable overnight carrier service, with all charges paid.

         15.2. Change of Address. The Borrowers, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                            ARTICLE XVI:    COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

                  [Remainder of This Page Intentionally Blank]

         IN WITNESS WHEREOF, the Borrowers, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.


                                 PLEXUS CORP., as the Company


                                 By:     /s/
                                    ---------------------------------
                                         Name:  Lisa Kelley
                                         Title: VP Finance & Treasurer


                                 Address:

                                 55 Jewelers Park Drive
                                 P.O. Box 156
                                 Neenah, Wisconsin  54957-0156
                                 Attention: Lisa M. Kelley
                                 Telephone No.:  (920) 751-3345
                                 Facsimile No.: (920) 751-3234



                                 BANK ONE, NA (having its principal office in Chicago, Illinois), as Administrative Agent and as a Lender


                                 By:     /s/
                                    -------------------------------
                                         Name:  Anthony F. Maggiore
                                         Title: Managing Director


                                 Address:

                                 Bank One, NA
                                 111 E. Wisconsin Avenue
                                 Suite WI1-2042
                                 Milwaukee, Wisconsin  53201-3033
                                 Attention: Anthony F. Maggiore
                                 Telephone No.: (414) 765-3111
                                 Facsimile No.: (414) 765-2625






                                 Signature Page to Plexus Corp. Credit Agreement
                                                    Dated as of October 25, 2000

                                 ABN AMRO BANK N.V., as Syndication Agent and as a Lender


                                 By:     /s/
                                    -----------------------------
                                         Name:
                                         Title:

                                 By:     /s/
                                    -----------------------------
                                         Name:
                                         Title:
                                 Address:

                                 1 Post Office Square
                                 39th Floor
                                 Boston, Massachusetts 02109
                                 Attention: Lynn Schade
                                 Telephone No.: (617) 988-7936
                                 Facsimile No.: (617) 988-7910



                                 FIRSTAR BANK, N.A., as Documentation Agent and as a Lender



                                 By:     /s/
                                    ------------------------------
                                         Name:  Jeff Janza
                                         Title: Vice President


                                 Address:

                                 777 East Wisconsin Avenue
                                 Milwaukee, Wisconsin  53202
                                 Attention:  Corporate Banking Division
                                 Telephone No.: (414) 765-6999
                                 Facsimile No.: (414) 765-4632



                                 Signature Page to Plexus Corp. Credit Agreement
                                                    Dated as of October 25, 2000

                                 HARRIS TRUST AND SAVINGS BANK, as a Lender

                                 By:     /s/
                                    -------------------------------
                                         Name:  George M. Dlutty
                                         Title: Vice President


                                 Address:

                                 111 West Monroe - 10 West
                                 P.O. Box 755
                                 Chicago, Illinois  60603
                                 Attention:  George M. Dlutty
                                 Telephone No.: (312) 461-7788
                                 Facsimile No.: (312) 293-5040


                                 THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                 CHICAGO BRANCH., as a Lender

                                 By:     /s/
                                    --------------------------------
                                         Name:  Hisashi Miyashiro
                                         Title: Deputy General Manager


                                 Address:

                                 227 West Monroe Street, Suite 2300
                                 Chicago, Illinois  60606
                                 Attention:  Hisashi Miyashiro
                                 Telephone No.: (312) 696-4664
                                 Facsimile No.: (312) 696-4535

                                 BNP PARIBAS, as a Lender

                                 By:     /s/
                                    -----------------------------------
                                         Name:  Jo Ellen Bender
                                         Title: Senior Vice President

                                 By:     /s/
                                    -----------------------------------
                                         Name:  Frederick H. Moryl, Jr.
                                         Title: Senior Vice President
                                 Address:

                                 209 South LaSalle Street, Suite 500
                                 Chicago, Illinois 60604
                                 Attention:  Jo Ellen Bender/Christine Howatt
                                 Telephone No.: (312) 977-2225
                                 Facsimile No.: (312) 977-1380




                                 Signature Page to Plexus Corp. Credit Agreement
                                                    Dated as of October 25, 2000

                                 FLEET NATIONAL BANK, as a Lender

                                 By:     /s/
                                    ----------------------------
                                         Name:  David M. Crane
                                         Title: Director


                                 Address:


                                 100 Federal Street
                                 MAILSTOP: MADE10009G
                                 Boston, MA 02110
                                 Attention:  David M. Crane
                                 Telephone No.: (617) 434-5584
                                 Facsimile No.: (617) 434-0189


                                 FIRST UNION NATIONAL BANK, N.A., as a Lender

                                 By:     /s/
                                    ----------------------------
                                         Name:  Ted Noneman
                                         Title: Director



                                 Address:
                                 201 South College Street, NCO130
                                 Charlotte, NC 28288-0130
                                 Attention: Allan Siegel
                                 Telephone No.: (704) 374-2736
                                 Facsimile No.: (704) 383-6647


                                 Signature Page to Plexus Corp. Credit Agreement
                                                    Dated as of October 25, 2000

                                 M&I MARSHALL & ILSLEY BANK N.V., as a Lender

                                 By:     /s/
                                    ---------------------------------
                                         Name:  Ronald J. Carey
                                         Title: Vice President
                                 By:
                                    ---------------------------------
                                         Name:  Thomas E. Bickelhaupt
                                         Title: Vice President

                                 Address:
                                 770 North Water Street
                                 Milwaukee, Wisconsin  3202
                                 Attention: Thomas E. Bickelhaupt, NW18
                                 Telephone No.: (414) 765-7600
                                 Facsimile No.: (414) 765-7625



                                 NATIONAL WESTMINSTER BANK PLC, NEW
                                 YORK BRANCH, as a Lender

                                 By:     /s/
                                    -------------------------------
                                         Name:  Scott W. Barton
                                         Title: SVP, Corporate Banking

                                 Address:
                                 600 Travis Street, Suite 6070
                                 Houston, Texas  77002
                                 Attention:  Scott W. Barton
                                 Telephone No.: (713) 221-2400
                                 Facsimile No.: (713) 221-2430


                                 NATIONAL WESTMINSTER BANK PLC,
                                 NASSAU BRANCH, as a Lender

                                 By:     /s/
                                    -----------------------------
                                         Name:  Scott W. Barton
                                         Title: SVP, Corporate Banking


                                 Address:
                                 600 Travis Street, Suite 6070
                                 Houston, Texas  77002
                                 Attention:  Scott W. Barton
                                 Telephone No.: (713) 221-2400
                                 Facsimile No.: (713) 221-2430


                                 Signature Page to Plexus Corp. Credit Agreement
                                                    Dated as of October 25, 2000